Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Eagle Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 28, 2017

To our stockholders:

We are pleased to invite you to attend our 2017 Annual Meeting of Stockholders to be held on Tuesday, June 20, 2017 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this Proxy Statement and our 2016 annual report for the fiscal year ended December 31, 2016. The notice contains instructions on how to access those documents online. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2016 Annual Report and a form of proxy card or voting instruction card. We believe that providing our proxy materials online increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy online or by telephone by following the instructions on the notice you received, or, if you receive a paper copy of our proxy materials by mail, by completing and returning the proxy card or voting instruction card mailed to you. Please review the instructions for each of your voting options described in this Proxy Statement as well as in the notice you received in the mail carefully.

Thank you for your ongoing support of and continued interest in Eagle Pharmaceuticals, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

Scott Tarriff
 Chief Executive Officer and Director

EAGLE PHARMACEUTICALS, INC.
50 TICE BOULEVARD, SUITE 315, WOODCLIFF LAKE, NJ 07677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 20, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of EAGLE PHARMACEUTICALS, INC., a Delaware corporation (the "Company"). The meeting will be held on Tuesday, June 20, 2017 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798 for the following purposes:

  1.
  To elect the two nominees for director named herein to hold office until the 2020 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the audit committee of the Board of Directors of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017.

  3.
  To hold an advisory vote on executive compensation.

  4.
  To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 25, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to the Annual Meeting, as we have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials, including this Proxy Statement, our 2016 Annual Report and a form of proxy card or voting instruction card are available at www.proxyvote.com.

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that nominee or agent in order to vote your shares that are held in such agent's name and account.

By Order of the Board of Directors

Scott Tarriff Chief Executive Officer and Director

Woodcliff Lake, NJ

April 28, 2017

PROXY STATEMENT

FOR

2017 ANNUAL MEETING OF STOCKHOLDERS

EAGLE PHARMACEUTICALS, INC.
50 TICE BOULEVARD, SUITE 315, WOODCLIFF LAKE, NJ 07677

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
To be held on June 20, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Eagle Pharmaceuticals, Inc. (the "Board") is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Eagle Pharmaceuticals, Inc. (the "Company"), including at any adjournments or postponements thereof, to be held on Tuesday, June 20, 2017 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016, are first being distributed and made available on or about May 4, 2017.

As used in this Proxy Statement, references to "we," "us," "our," "Eagle" and the "Company" refer to Eagle Pharmaceuticals, Inc. and our subsidiary, Eagle Biologics, Inc. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the Internet rather than printing and mailing the proxy materials. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting.

The Notice will provide instructions as to how stockholders may access and review the proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy card and 2016 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail. The Notice will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice and our Notice of Annual Meeting of Stockholders, this Proxy Statement and our 2016 Annual Report on Form 10-K are available on our website, and no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about May 4, 2017 to all stockholders of record entitled to vote at the Annual Meeting. The proxy materials, including the Notice of Annual Meeting of Stockholders, this Proxy Statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2016 will be made available to stockholders on the Internet on the same date.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability of Proxy Materials, which we may send on or after May 23, 2017.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 20, 2017 at 10:00 a.m. local time in the New York office of the Company's outside counsel, Cooley LLP, The Grace Building, 1114 Avenue of the Americas, New York, NY 10036-7798. Directions to the Annual Meeting may be found at http://investor.eagleus.com/events-calendar. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2017 will be entitled to vote at the Annual Meeting. On this record date, there were 15,298,206 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2017 your shares were registered directly in your name with Eagle's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares electronically through the Internet, over the telephone or by completing and returning a printed proxy card that you may request, or that we may elect to deliver at a later time, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

  •
  Election of two directors to hold office until the 2020 Annual Meeting of Stockholders;

  •
  Ratification of selection by the audit committee of the Board of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017; and

  •
  Advisory vote on executive compensation.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For both the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017 and for the advisory vote on executive compensation, you may vote "For" or "Against" or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 19, 2017 to be counted.

  •
  To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on June 19, 2017 to be counted.

  •
  To vote using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Eagle. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

  We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the Internet, over the telephone, by requesting and returning a printed proxy card or by submitting a ballot in person at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2017.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, online, by completing the printed proxy card that may be delivered to you, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine" under applicable rules but not with respect to "non-routine" matters. Under applicable rules and interpretations, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on the election of directors (Proposal 1) or the advisory vote on executive compensation (Proposal 3) without your instructions, but may vote your shares on the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017 (Proposal 2) even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of each of the two nominees for director named in this Proxy Statement, "For" the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017, and "For" the advisory vote on executive compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these proxy materials, the Company's directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  1.
  You may submit another properly completed proxy card with a later date;

  2.
  You may grant a subsequent proxy by telephone or through the Internet;

  3.
  You may send a timely written notice that you are revoking your earlier dated proxy to Eagle's Secretary at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677; or

  4.
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent to change those instructions.

When are stockholder proposals and director nominations due for next year's Annual Meeting of Stockholders?

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by January 4, 2018, to the attention of the Secretary of Eagle Pharmaceuticals, Inc. at 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677; provided, however, that if our 2018 Annual Meeting of Stockholders is not held between May 1, 2018 and July 20, 2018, to be timely, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2018 Annual Meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year's proxy materials, you must do so in accordance with the Company's amended and restated bylaws (the "Bylaws"), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withheld" and broker non-votes; and with respect to the proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and the advisory vote on executive compensation, votes "For," "Against," abstentions and broker non-votes.

What are "broker non-votes"?

If you are the beneficial owner of shares held in "street name," your shares may constitute "broker non-votes." Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be "routine," but cannot vote the shares with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange (the "NYSE"), which generally apply to all brokers, bank or other nominees, on voting matters characterized by the NYSE as "routine," NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such "uninstructed shares" may not be voted by member firms. Only Proposal 2 is considered a "routine" matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Proposal 1 and

Proposal 3 are not considered routine matters, and without your instructions, your broker cannot vote your shares for those proposals.

How many votes are needed to approve each proposal?

For Proposal No. 1, the election of directors, the two nominees receiving the most "For" votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes "For" or "Withheld" will affect the outcome. Broker non-votes will have no effect.

To be approved, Proposal No. 2, the ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain," it will have the same effect as an "Against" vote. However, this proposal is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal 2.

Proposal No. 3, the advisory vote on executive compensation, will be considered to be approved if it receives "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you mark your proxy to "Abstain," it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

Because your vote on Proposal 3 is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 15,298,206 shares outstanding and entitled to vote. Thus, the holders of 7,649,104 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

How does the Company's recent change in fiscal year end affect this Proxy Statement?

On January 20, 2015, the Company's Board approved a change in the Company's fiscal year end from September 30 to December 31, as disclosed in a Current Report on Form 8-K filed with the SEC on January 20, 2015. While this Proxy Statement primarily covers our fiscal year ended December 31, 2016, some portions of this Proxy Statement such as the Summary Compensation Table will include information covering other periods including the transition period from October 1, 2014 through December 31, 2014.

PROPOSAL 1

ELECTION OF DIRECTORS

CLASSIFIED BOARD

Eagle's Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any vacancy in the Board may be filled by the vote of a majority of the directors then in office or by the stockholders at the next annual meeting thereof or at a special meeting thereof. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

The Board presently has seven members. There are two directors in the class whose term of office expires in 2017. Each of the two nominees named below is currently a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2020 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director's death, resignation or removal. The Company encourages its directors and nominees for director to attend the Annual Meeting. All but one of the then-current members of the Board attended our annual meeting of stockholders in 2016.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Eagle. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

The following table sets forth the names, ages as of April 25, 2017, and certain other information for each of the nominees for Class III directors and for each continuing director whose terms do not expire at the Annual Meeting.

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term For Which Nominated
1. Directors Whose Terms Expire at the Annual Meeting and Who Are Nominees for Terms Expiring at the 2020 Annual Meeting
Steven Ratoff(1)	III	74	Director	2007	2017	2020
Douglas L. Braunstein(2)	III	56	Director	2016	2017	2020
2. Continuing Directors Whose Terms Do Not Expire at the Annual Meeting
Michael Graves(1)(2)	I	54	Chairman of the Board	2013	2018	—
Robert Glenning(1)(3)	I	56	Director	2016	2018	—
Richard A. Edlin(3)	I	56	Director	2017	2018	—
Scott Tarriff	II	57	CEO/Director	2007	2019	—
Sander Flaum(2)(3)	II	80	Director	2007	2019	—

(1)
Member of our audit committee.

(2)
Member of our compensation committee.

(3)
Member of our nominating and corporate governance committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2020 ANNUAL MEETING

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the nominating and corporate governance committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and corporate governance committee to believe that these nominees should continue to serve on the Board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Steven Ratoff

Steven B. Ratoff is a private investor who has served as a member of our Board since March 2007. Mr. Ratoff has served since 2010 as chairman of the board and chief executive officer of Novadel Pharma, Inc. a formerly public specialty pharmaceutical company. Mr. Ratoff's prior experience includes serving as a venture partner for ProQuest Investments from December 2004 to December 2013 and as chief executive officer of CIMA Labs, Inc., a specialty pharmaceutical company acquired by Cephalon in 2004. In addition, Mr. Ratoff served as chief financial officer of the Brown-Forman Company from 1995 to 2001. Mr. Ratoff holds a B.S. in business administration from Boston University and an M.B.A. with Distinction from the University of Michigan. Our Board believes that Mr. Ratoff's extensive executive experience and background in the global pharmaceutical and consumer products industries as well as his strong financial background qualifies him to serve on our Board.

Douglas L. Braunstein

Douglas L. Braunstein has served as a member of our Board since July 2016. Since 2015, Mr. Braunstein has served as the managing partner and founder of Hudson Executive Capital LP, an investment firm focused on value creation as a strategic shareholder. Previously, Mr. Braunstein served in various roles at JPMorgan Chase & Co., including as vice chairman from 2013 to 2014, chief financial officer from 2010 to 2012, and also serving as a member of the company's operating committee from 2010 to 2012, head of Americas investment banking and global M&A from 2008 to 2010, and global head of industry coverage from 2002 to 2007 and M&A from 1997 to 2007. Mr. Braunstein graduated from Harvard Law School with a J.D. and from Cornell University with a B.S. in industrial and labor relations. Our Board believes that Mr. Braunstein's extensive executive experience and background in investment strategy and banking as well as his strong financial background qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH NOMINEE NAMED IN PROPOSAL 1.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Michael Graves

Michael Graves has served as a member of our Board since November 2013. In June 2016, our Board appointed Mr. Graves chairman of the Board. In January 2012 Mr. Graves joined the board of directors of RiboCor, Inc. and in December 2011, Mr. Graves was appointed chairman of the board of directors of Nanocopoeia, Inc., both private pharmaceutical companies. From May 2007 to July 2011, Mr. Graves served as the chief executive officer and president of Paddock Laboratories, Inc., a pharmaceutical company engaged in the manufacture, distribution and marketing of bioequivalent generic pharmaceuticals. From September 2005 to November 2006, Mr. Graves served as president of the generic products division at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals. While at Par, Mr. Graves oversaw the strategy development of Par's generic pharmaceutical business. Beginning in 1998, Mr. Graves served as director of marketing and sales operations of Par, and in 2004, Mr. Graves was promoted to senior vice president of corporate development and strategic planning. Mr. Graves served in this position until his promotion to president of the generic products division in September 2005. Mr. Graves holds a B.S. from State University College of New York at Buffalo. Our Board believes that Mr. Graves' extensive experience in marketing, sales, business development and operations qualifies him to serve on our Board.

Robert Glenning

Robert Glenning has served as a member of our Board since July 2016. Mr. Glenning has over 30 years of experience in the healthcare industry and since July 2016 has served as the president of the financial services and information service divisions and chief financial officer at Hackensack Meridian Health, the most comprehensive health delivery network in the state of New Jersey with anticipated revenues of over $4 billion annually. From 2007 to June 2016, he served as executive vice president and chief financial officer of Hackensack University Health Network. From 2002 - 2007, Robert served as an executive vice president and chief financial officer of Kaleida Health Inc., the largest healthcare system in western NY. Prior to Kaleida Health, he served as vice president and chief financial officer of acute care at Northeast Health and Albany Memorial Hospital. Robert began his career at PricewaterhouseCoopers. He earned his BBA from Siena College and his MBA from Clarkson University. He is a Certified Public Accountant (license currently inactive). Our Board believes that Mr. Glenning's extensive executive experience and background in the healthcare industry as well as his strong financial background qualifies him to serve on our Board.

Richard A. Edlin

Richard A. Edlin has served as a member of our Board since March 2017. Mr. Edlin is a Vice Chair, Chair of the Litigation Practice in New York, and a member of Greenberg Traurig, LLP's Executive Committee. He is a trial lawyer with broad experience in both trial and appellate courts including the U.S. Supreme Court and the Delaware Supreme Court. He has tried cases in federal and state courts all over the country and has handled domestic and international arbitrations. Mr. Edlin handles a wide variety of litigation and routinely acts for companies and their management in areas such as securities, general commercial and contractual disputes, antitrust and intellectual property. He is currently handling matters for leading financial institutions arising out of the economic downturn and real estate collapse; intellectual property litigation for major electronics/consumer companies; for leading pharmaceutical companies involved in contract disputes; antitrust investigations; and for individuals involved in various commercial disputes. Mr. Edlin is a frequent lecturer on litigation strategy and is the author of Courtroom Strategies for Litigation Success. He received his B.A. degree from Tufts University, magna cum laude in history, and received his law degree from Columbia University School of Law, where he was a Harlan Fiske Stone Scholar. Our Board believes that Mr. Edlin's experience as an attorney and his demonstrated facility as a corporate and strategic advisor qualify him to serve on our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Sander Flaum

Sander A. Flaum has served as a member of our Board since March 2007. Since January 2005, Mr. Flaum has served as a principal of Flaum Navigators, a healthcare consultancy firm that he founded. Mr. Flaum has also served as the chief executive officer of Flaum Partners, Inc., a healthcare consultancy firm he founded, since August 2004. From 1991 to 2002, Mr. Flaum served as chairman and chief executive officer of Robert A. Becker Euro RSCG Becker (now Havas Health). Prior to that, Mr. Flaum held various positions during an 18-year career at Lederle Laboratories, a private vaccine manufacturer that is now Wyeth Pharmaceuticals, including as marketing director of prescription products, vaccines and generics. Mr. Flaum is a member of the Euro RSCG Healthcare Global Network, and he has served as its co-chairman since 1998. Mr. Flaum also serves on the board of directors of The Fisher College of Business at The Ohio State University, The James Cancer Center at the OSU Medical Center and the Fordham Graduate School of Business. In addition, Mr. Flaum serves on the boards of Lime Connect and Marathon Pharmaceuticals. Mr. Flaum is an adjunct professor of leadership and executive-in-residence at the Fordham University Graduate School of Business, where he chairs the Fordham Leadership Forum. Mr. Flaum holds a B.A. from The Ohio State University and an M.B.A. from Fairleigh Dickinson University. Our Board believes that Mr. Flaum's extensive experience in the pharmaceutical and biotech industries qualifies him to serve on our Board.

Scott Tarriff

Scott Tarriff is our founder and has served as our Chief Executive Officer and as a member of our Board since our inception in January 2007. Prior to joining Eagle, Mr. Tarriff held various executive positions at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals, including as president and chief executive officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par's board of directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Meyers Squibb, a publicly-traded biopharmaceutical company, including senior director-marketing. Mr. Tarriff has served as a director of Synthetic Biologics, Inc., a publicly-traded biotechnology company, since February 2012 and as a director of Ziopharm Oncology, Inc., a publicly-traded biotechnology company, since September 2015 and previously served on the board of directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011 when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a B.S. in marketing from Pennsylvania State University and an M.B.A. from Rider College. Our Board believes that Mr. Tarriff's extensive knowledge of our business, his management experience in the pharmaceutical industry, as well as his operational expertise, qualifies him to serve on our Board and as our Chief Executive Officer.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under Nasdaq listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the listed company's board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that with the exception of Scott Tarriff who is not an independent director by virtue of his employment with us, all of our current directors, including Steven Ratoff and Douglas Braunstein, who are each director nominees, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these independent directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE: POSITION OF BOARD CHAIR IS SEPARATE FROM CEO

Our Board is currently chaired by Michael Graves, who has served in this role since June 2016. As a general policy, our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of the Board as a whole. As such, Mr. Tarriff serves as our Chief Executive Officer while Michael Graves serves as our Chairman of the Board but is not an officer.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board met 11 times during the fiscal year ended December 31, 2016. Except for Sander Flaum (who attended 73% of the applicable Board and committee meetings), each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.

As disclosed in last year's proxy statement and in our July 5, 2016 Current Report on Form 8-K filed with the SEC, on June 28, 2016, in connection with the appointment of Messrs. Braunstein and Glenning to the Board and the resignations of Jay Moorin (former chairman of the Board and the compensation committee) and Alain Schreiber (former member of the nominating and corporate governance committee), the Board reconstituted the audit committee, compensation committee, and nominating and corporate governance committee of the Board, effective July 5, 2016, as follows:

  •
  Audit Committee: Steven Ratoff (Chair), Michael Graves, Robert Glenning
  •
  Compensation Committee: Michael Graves (Chair), Sander Flaum, Douglas Braunstein
  •
  Nominating and Corporate Governance Committee: Sander Flaum (Chair), David Pernock, Robert Glenning

Then, as disclosed in our Current Report on Form 8-K filed with the SEC on January 6, 2017, in connection with his appointment on January 2, 2017 as President and Chief Commercial Officer of Eagle, Mr. Pernock resigned from the Board. Most recently, as disclosed in our Current Report on Form 8-K filed with the SEC on March 16, 2017, the Board approved on March 13, 2017 the appointment of Richard A. Edlin to the Board and to the nominating and corporate governance committee, effective as of March 17, 2017.

Before describing the current composition and responsibilities of each of the committees of our Board, we note that from time to time, the Board may establish other committees to facilitate the management of our business. In addition, each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding "independence" and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Below is a description of each committee of the Board.

AUDIT COMMITTEE

Our audit committee currently consists of Steven Ratoff, Michael Graves and Robert Glenning, each of whom our Board has determined satisfies Nasdaq and SEC independence requirements. The chairperson of our audit committee is currently Mr. Ratoff. The audit committee met four times during 2016. The functions of this committee include, among other things:

  •
  evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

  •
  reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

  •
  monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

  •
  prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

  •
  reviewing our annual and quarterly financial statements and reports, and discussing the statements and reports with our independent auditors and management;

  •
  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

  •
  reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

  •
  preparing the report that the SEC requires in this Proxy Statement;

  •
  reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

  •
  reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

  •
  reviewing on a periodic basis our investment policy; and

  •
  reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.

Our Board has determined that Steven Ratoff qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, our Board has considered Mr. Ratoff's extensive financial experience and business background. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Our audit committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2016 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the audit committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

AUDIT COMMITTEE

Mr. Steven Ratoff, Chairman

Mr. Michael Graves

Mr. Robert Glenning (joined the audit committee as of July 5, 2016)

COMPENSATION COMMITTEE

Our compensation committee currently consists of Michael Graves, Sander Flaum and Douglas Braunstein. The chairperson of our compensation committee is currently Michael Graves. Our Board has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Code and satisfies Nasdaq independence requirements. The compensation committee met two times during 2016. The functions of the compensation committee include, among other things:

  •
  reviewing, modifying and approving (or if it deems it appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;

  •
  reviewing and approving the compensation and other terms of employment of our executive officers;

  •
  reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

  •
  reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

  •
  evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

  •
  reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the type and amount of compensation to be paid or awarded to our non-employee Board members;

  •
  establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

  •
  reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

  •
  administering our equity incentive plans;

  •
  establishing policies with respect to equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

  •
  reviewing the adequacy of its charter on a periodic basis;

  •
  reviewing with management and approving our disclosures in our periodic reports or proxy statements to be filed with the SEC;

  •
  preparing the report that the SEC requires in this Proxy Statement; and

  •
  reviewing and assessing on an annual basis the performance of the compensation committee.

Our compensation committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com.

COMPENSATION COMMITTEE PROCESSES AND PROCEDURES

Typically, the compensation committee meets at least semi-annually and with greater frequency if necessary, and meets regularly in executive session. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties.

Additional information regarding compensation committee processes and procedures is included below in the "Compensation Discussion and Analysis" section.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee currently consists of Michael Graves, Sander Flaum and Douglas Braunstein. Jay Moorin also served on our compensation committee for a portion of the 2016 fiscal year. None of the members of our compensation committee (or Mr. Moorin) has ever been an executive officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Our nominating and corporate governance committee currently consists of Sander Flaum, Robert Glenning and Richard Edlin, each of whom our Board has determined satisfy Nasdaq independence requirements. The chairperson of our nominating and corporate governance committee is currently Mr. Flaum. The nominating and corporate governance committee met once during 2016. The functions of our nominating and corporate governance committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board consistent with criteria approved by our Board;

  •
  determining the minimum qualifications for service on our Board;

  •
  evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

  •
  evaluating, nominating and recommending individuals for membership on our Board;

  •
  evaluating nominations by stockholders of candidates for election to our Board;

  •
  considering and assessing the independence of members of our Board;

  •
  developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board any changes to such policies and principles;

  •
  considering questions of possible conflicts of interest of directors as such questions arise;

  •
  reviewing the adequacy of its charter on an annual basis; and

  •
  annually evaluating the performance of the nominating and corporate governance committee.

The nominating and corporate governance committee identifies, reviews and evaluates director candidates and nominates qualified candidates to the full Board for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the nominating and corporate governance committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. Although the nominating and corporate governance committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background and experience is generally among the factors considered. The nominating and corporate governance committee believes that a board comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies, which include pharmaceutical development, strategic partnering, commercialization activities, regulatory compliance, corporate finance and accounting. As such, the nominating and corporate governance committee gives consideration to the interplay of a director candidate's experience with that of other members of the Board and the evolving needs of our business.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and is available to stockholders on the Company's website at www.eagleus.com. Under this charter, the nominating and corporate governance committee has the power and authority to consider recommendations for nominees to our Board and proposals submitted by our stockholders and to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with our Board, to recommend to our Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.

STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. If a stockholder wishes simply to recommend a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit the recommendation to the nominating and corporate governance committee in writing to the Secretary of the Company at Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677. Assuming that appropriate information is provided for candidates recommended by stockholders, the nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

STOCKHOLDER NOMINATIONS FOR DIRECTORSHIPS

If a stockholder wishes to actually submit a proposal for a director nomination, such proposal must be received by the Company in the manner and within the timeframe(s) set forth under the heading "When are stockholder proposals and director nominations due for next year's Annual Meeting of Stockholders?" above. Any such nominations must follow the procedures and include the information called for by our Bylaws.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Pursuant to this policy, stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Eagle Pharmaceuticals, Inc., 50 Tice Blvd., Suite 315, Woodcliff Lake, NJ 07677, Attn: Secretary. Each communication must set forth:

  •
  the name and address of the Eagle stockholder on whose behalf the communication is sent; and

  •
  the number of Eagle shares that are owned beneficially by such stockholder as of the date of the communication.

Each communication will be reviewed by Eagle's Secretary to determine whether it is appropriate for presentation to the Board or such director. Examples of inappropriate communications include advertisements, solicitations or hostile communications.

Communications determined by the Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.eagleus.com. The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, LLP has audited the Company's financial statements since 2007. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, LLP as the Company's independent registered public accounting firm. However, the audit committee of the Board is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of BDO USA, LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2016 and December 31, 2015, by BDO USA, LLP, the Company's principal accountant.

	Fiscal Year Ended December 31,	Fiscal Year Ended December 31,
	2016	2015
Audit Fees(1)	$408,053	$377,620
Audit Related Fees(2)	72,000	—
Tax Fees(3)	34,942	21,000
All Other Fees	—	—

Total Fees	$514,995	$398,620

(1)
Audit fees consist of fees billed for professional services performed by BDO USA, LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements.

(2)
Audit related fees relate to our acquisition of Arsia Therapeutics, Inc. (now Eagle Biologics, Inc.).

(3)
Tax fees relate to professional services rendered in connection with tax audits, and tax return preparation services.

In connection with the audit of each of the 2016 and 2015 financial statements, the Company entered into an engagement agreement with BDO USA, LLP that sets forth the terms by which BDO USA, LLP will perform audit services for the Company.

During the fiscal years ended December 31, 2016 and December 31, 2015, no time was expended on the Company's financial audit by BDO USA, LLP by persons other than BDO USA, LLP full-time permanent employees.

PRE-APPROVAL POLICIES AND PROCEDURES.

We maintain an auditor independence policy that prohibits our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the audit committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of the audit committee. In accordance with this policy, the audit committee pre-approved all services to be performed by our independent registered public accounting firm.

The audit committee has determined that the rendering of services other than audit services by BDO, USA LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE
BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

We encourage stockholders to review the Compensation Discussion and Analysis, or "CD&A," included below. The CD&A provides additional details of our executive compensation program, including compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered. In addition, we have included the amounts of compensation of our named executive officers for fiscal 2014, 2015 and 2016 as well as the three-month transition period ended December 31, 2014 in the below compensation tables, and in the related disclosures contained in this Proxy Statement.

The compensation committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of attracting and retaining talented and experienced senior executives to lead the Company successfully in a competitive environment while aligning our executive compensation structure with our stockholders' interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,
AS DESCRIBED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 25, 2017 :

Name	Age	Position(s)
Executive Officers*
Scott Tarriff	57	Chief Executive Officer, Director
David Pernock	62	President and Chief Commercial Officer
David E. Riggs	65	Chief Financial Officer
Steven L. Krill, Ph.D.	57	Executive Vice President and Chief Scientific Officer
Adrian J. Hepner, M.D., Ph.D.	55	Executive Vice President and Chief Medical Officer

*
As disclosed in our Current Report on Form 8-K filed with the SEC on January 6, 2017, Mr. Pernock's appointment as President and Chief Commercial Officer of Eagle became effective on January 2, 2017. In connection with Mr. Pernock's appointment, Scott Tarriff resigned from his position as President of the Company, effective January 2, 2017. Mr. Tarriff continues to serve as our Chief Executive Officer and as a member of the Board. Mr. Pernock did not serve as an executive officer of the Company during the fiscal year ended December 31, 2016, and therefore, disclosure in this Proxy Statement regarding Mr. Pernock's compensation is limited to compensation received in his capacity as a director, in accordance with applicable law and SEC rules.

The following is biographical information for our executive officers:

Scott Tarriff

Scott Tarriff is our founder and has served as our Chief Executive Officer and as a member of our Board since our inception in January 2007. Prior to joining Eagle, Mr. Tarriff held various executive positions at Par Pharmaceutical Companies, Inc., a publicly-traded developer, manufacturer and marketer of specialty pharmaceuticals, including as president and chief executive officer from September 2003 to September 2006, after joining Par in 1998. Mr. Tarriff also served on Par's board of directors from 2002 to September 2006. Prior to that, Mr. Tarriff held various positions with Bristol-Meyers Squibb, a publicly-traded biopharmaceutical company, including senior director-marketing. Mr. Tarriff has served as a director of Synthetic Biologics, Inc., a publicly-traded biotechnology company, since February 2012 and as a director of Ziopharm Oncology, Inc., a publicly-traded biotechnology company, since September 2015 and previously served on the board of directors of Clinical Data, Inc., a publicly-traded pharmaceutical company, from September 2009 to April 2011 when Clinical Data was acquired by Forest Laboratories, Inc. Mr. Tarriff holds a B.S. in marketing from Pennsylvania State University and an M.B.A. from Rider College.

David Pernock

David Pernock has served as our President and Chief Commercial Officer since January 2017. Previously, Mr. Pernock served as a member of our Board from April 2015 until January 2017. Before becoming our President and Chief Commercial Officer in January 2017, Mr. Pernock served as chairman of the board of directors since September 2009 and as chief executive officer since February 2010 of Fibrocell Science, Inc., a publicly-traded autologous cell and gene therapy company. From December 1993 until November 2009, Mr. Pernock held various positions at GlaxoSmithKline, eventually serving as senior vice president of pharmaceuticals, vaccines (biologics), oncology, acute care, and HIV divisions. From May 2009 until February 2011, Mr. Pernock served as a director of Martek Biosciences Corporation. Mr. Pernock holds a B.S. in business administration from Arizona State University.

David E. Riggs

David E. Riggs has served as our Chief Financial Officer since November 2013. From May 2010 to October 2013, Mr. Riggs served as a healthcare consultant at various biotechnology and pharmaceutical companies.

From March 2006 to May 2010, Mr. Riggs served as chief financial officer of Ferring Pharmaceuticals Inc., a private biopharmaceutical company devoted to isolating, developing and marketing innovative products in the fields of reproductive health, urology, gastroenterology, endocrinology and osteoarthritis. From January 2003 to September 2005, Mr. Riggs held various positions at eXegenics Inc., a publicly-traded pharmaceutical company that is now OPKO Health, Inc., including most recently as its chief executive officer. Mr. Riggs served as senior vice president and chief financial officer of Axys Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, from March 2000 until it was acquired by Applera Corporation in November 2001. From February 1992 to February 2000, Mr. Riggs held various positions at Unimed Pharmaceuticals, Inc., a private company focused on developing and commercializing products in human immunodeficiency virus, oncology and urology specialty markets. Previously, Mr. Riggs held various positions at Fujisawa Pharmaceuticals, Inc., a private pharmaceutical company that was acquired by Astellas Pharma Inc., including treasurer and director of financial planning and analysis. Mr. Riggs holds a B.S. in accounting from the University of Illinois and an M.B.A. from DePaul University.

Steven L. Krill, Ph.D.

Steven L. Krill, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since August 2015. He has held the position of Chief Scientific Officer since February 2013, and he previously held the position of Vice President of Pharmaceutical Development from October 2011 to February 2013. Dr. Krill served as the vice president of scientific affairs at Teva Parenteral Medicines from March 2009 to August 2011. Dr. Krill held the positions of vice president pharmaceutical research and development (December 2005 until March 2009) and director of pharmaceutics and investigational supplies (from May 2002 to December 2005) at Boehringer Ingelheim. Prior to that, Dr. Krill held various management positions at Lipocine Inc., Novartis Pharmaceuticals and Abbott Laboratories. Dr. Krill is an author of over 30 publications and inventor of multiple patents in the area of drug delivery. Dr. Krill holds a B.S. in pharmacy and an M.S. in pharmaceutical sciences from the University of Cincinnati and a Ph.D. in Pharmaceutics from the University of Utah.

Adrian J. Hepner, M.D., Ph.D.

Adrian J. Hepner, M.D., Ph.D., has served as our Executive Vice President and Chief Medical Officer since January 2016, and previously served as our Executive Vice President, Clinical Research, Medical & Regulatory Affairs from January 2015 to January 2016. Dr. Hepner has over 25 years of experience in U.S. and international clinical research and drug development. Included in his experience is the development and implementation of the clinical and regulatory strategy for a number of products from early stage development through successful New Drug Application and European Union regulatory filings. After receiving his M.D. degree, Dr. Hepner completed visiting research physician experiences in the Department of Psychiatry at Harvard Medical School, the Department of Neurology at the National Institute of Mental Health, and a post-doctoral fellowship in neuropharmacology at the University of Ottawa. Additionally, he spent 17 years in neuropsychiatry private practice and participated in multiple clinical research studies. Dr. Hepner's pharmaceutical industry experience includes over 15 years of progressively increasing drug development responsibilities. He had a leading role in the regulatory and clinical activities for FDA approval of the first product for pseudobulbar affect, as well as the successful completion of placebo-controlled studies in other indications. Most recently, between July 2013 and December 2014, Dr. Hepner held the role of vice president of clinical research and medical affairs at BioDelivery Sciences International (BDSI), where he led the regulatory review process for the first buccal film approved for the maintenance treatment of opioid dependence and had a critical role in its commercial launch. Prior to BDSI, in 2012, Dr. Hepner was senior medical director at UCB BioSciences, Inc., where he was responsible for global development projects in the central nervous system therapeutic area. He was also vice president of clinical research at Avanir Pharmaceuticals, from 2006 to 2012, and led global clinical research projects in the U.S. and Latin America for IVAX Corporation/Teva Pharmaceuticals from 2000 to 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company's common stock as of December 31, 2016 for:

  •
  each of our directors and nominees for director;

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding common stock;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of December 31, 2016 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, we believe that all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 15,320,466 shares outstanding as of December 31, 2016, adjusted as required by rules promulgated by the SEC. Addresses of individuals are c/o Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, New Jersey 07677.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares (#)	Percentage of Total (%)
More than 5% stockholders:
ProQuest and its affiliates(2)	3,997,318	26.1
Janus Capital Management LLC(3)	1,484,241	9.7
Hudson Executive Capital LP(4)	950,600	6.2
Victory Capital Management Inc.(5)	863,316	5.6
BlackRock, Inc.(6)	1,137,864	7.4
Named Executive Officers and Directors:
Scott Tarriff(7)	1,794,575	11.4
David E. Riggs(8)	101,038	*
Steven L. Krill, Ph.D.(9)	46,448	*
Adrian J. Hepner, M.D., Ph.D.(10)	32,443	*
David Pernock(11)	28,333	*
Douglas L. Braunstein(12)	950,600	6.2
Steven Ratoff(13)	61,459	*
Sander Flaum(14)	59,509	*
Michael Graves(15)	43,285	*
Robert Glenning	—	*
Richard A. Edlin(16)	25,740	*
All directors and executive officers as a group (11 persons)**	3,143,430	19.5

*
Represents beneficial ownership of less than one percent.

**
For purposes of this beneficial ownership table and the row titled "All directors and executive officers as a group," while no longer a member of our Board and not a named executive officer, David

  Pernock is included as one of the 11 persons in this group given his service as a director during the fiscal year ended December 31, 2016 and his current role as an executive officer of Eagle.

(1)
This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D (and amendments thereto) filed with the SEC, which information may not be accurate as of December 31, 2016.

(2)
Includes (i) 3,879,287 shares of common stock held by ProQuest Investments IV, L.P. (which ProQuest Financial LLC manages pursuant to a management agreement that was assigned from ProQuest Management LLC to ProQuest Financial LLC in connection with an internal reorganization), (ii) 7,677 shares of common stock and 84,180 shares of common stock underlying options that are exercisable within 60 days of Decmber 31, 2016 held by ProQuest Financial LLC (previously transferred from ProQuest Management LLC in connection with an internal reorganization), and (iii) 26,174 shares of common stock held in an IRA for the benefit of Jay Moorin. Jay Moorin and Alain Schreiber, M.D., two of our former directors who resigned from the Board on June 29, 2016, are managing members of ProQuest Financial LLC and ProQuest Associates IV, LLC, the General Partner of ProQuest Investments IV, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these shares (except in the case of Dr. Schreiber with respect to the 26,174 shares of common stock held in an IRA for the benefit of Mr. Moorin). The principal address of each of the ProQuest entities is 2430 Vanderbilt Beach Road #108-190, Naples, Florida 34109.

(3)
Janus Capital Management LLC ("Janus Capital") has a direct 97.11% ownership stake in INTECH Investment Management ("INTECH") and a direct 100% ownership stake in Perkins Investment Management LLC ("Perkins"). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of Janus Capital's Schedule 13G/A filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,484,241 shares or 9.7% of the shares outstanding of our common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The principal address of Janus Capital is 151 Detroit Street, Denver, CO 80206.

(4)
The principal business of Hudson Executive Capital LP, a Delaware limited partnership ("Hudson Executive"), is to serve as investment adviser to certain affiliated investment funds (the "HEC Funds"). Douglas L. Braunstein, one of our directors, is a managing partner of Hudson Executive and a managing member of Hudson Executive's general partner, HEC Management GP, LLC, a Delaware limited liability company, and along with Hudson Executive (as the investment adviser to the HEC Funds), Mr. Braunstein may be deemed to share power to vote or direct the vote of (and share power to dispose or direct the disposition of) the shares of common stock held by Hudson Executive. The principal address of Hudson Executive is c/o Hudson Executive Capital LP, 1185 Avenue of the Americas, 32nd Floor, New York, NY 10036.

(5)
Victory Capital Management Inc. ("Victory Capital") is the beneficial owner of our common stock held on behalf of numerous clients who have the right to receive and the power to direct the receipt of dividends from, or the proceeds of the sale of, such common stock, and Victory Capital disclaims any ownership associated with such rights. No client has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of the shares outstanding of common stock of the Company. The principal address of Victory Capital is 4900 Tiedman Rd. 4th Floor, Brooklyn, OH 44144.

(6)
BlackRock Inc. ("BlackRock") is a parent holding company or control person of various subsidiaries that acquired shares of our common stock reported in this table, of which only BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of our common stock beneficially owned by BlackRock. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of our common stock. No one person's interest in our common stock is more than five percent of the total outstanding common shares. The principal address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(7)
Includes (i) 176,361 shares of common stock held by Janney Montgomery Scott LLC CUST FBO Scott Tarriff IRA for the benefit of Mr. Tarriff (the "IRA Trust"), of which Mr. Tarriff is a trustee and, as such, may be deemed to share voting and dispositive power with respect to all shares held by the IRA Trust; (ii) 424,629 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016; and (iii) 1,103,680 shares of common stock held by the Scott L Tarriff Generation Skipping Exempt Family Trust (the "Family Trust") for the benefit of Mr. Tariff's wife and three children, of which Mr. Tarriff's wife and Mr. Graves are co-trustees, and as such, Mr. Tariff disclaims beneficial ownership with respect to such shares in the Family Trust, except to the extent of his pecuniary interest therein.

(8)
Includes 101,038 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(9)
Includes 46,448 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(10)
Includes 32,443 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(11)
Includes 28,333 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(12)
Includes the shares of common stock held by Hudson Executive Capital LP, a Delaware limited partnership ("Hudson Executive"), referred to in footnote (4) above. Those shares are held for the account of certain private investment funds (the "HEC Funds") for which Hudson Executive acts as investment adviser. Mr. Braunstein controls the general partner of Hudson Executive and indirectly controls the general partner of the HEC Funds.

(13)
Includes 48,135 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(14)
Includes 48,135 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(15)
Includes 42,285 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

(16)
Includes 2,340 shares of common stock underlying options that are exercisable within 60 days of December 31, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of copies of such forms submitted to us and written representations that no other reports were required, we believe that all persons subject to the requirements of Section 16(a) filed such reports on a timely basis during the fiscal year ended December 31, 2016, except that (i) two Form 4 reports, covering an aggregate of twenty transactions, were filed late by Mr. Krill (all of which were filed within sixteen days of the due date); (ii) one Form 4 report, covering one transaction, was filed late by Mr. Ratoff; and (iii) one Form 4 report, covering one transaction, was filed late by each of ProQuest Financial LLC, ProQuest Investments IV, L.P., ProQuest Associates IV LLC, Mr. Moorin and Dr. Schreiber.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

We became a public company in February 2014, and we filed our 2015 proxy statement under the scaled reporting rules applicable to emerging growth companies. As of the end of our 2015 fiscal year, we ceased to be an emerging growth company. Therefore, for the first time in last year's proxy statement, we included a Compensation Discussion and Analysis, additional detail regarding our executive compensation program, our first "say on pay" advisory vote on the compensation of our named executive officers and our first "say on frequency" advisory vote on how frequently we should hold say on pay votes in the future. Consistent with the preference of our stockholders, we committed to include a say on pay advisory vote on the compensation of our named executive officers annually until our next required say on frequency advisory vote.

This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for the fiscal year ended December 31, 2016, for our "named executive officers" who are listed below. This discussion and analysis is intended to assist you to understand the information provided in the compensation tables below and to provide additional context regarding our overall compensation program. In addition, we explain how and why our Board and compensation committee determined our compensation policies and specific compensation decisions for our named executive officers during and for fiscal year 2016.

Named Executive Officers

Our named executive officers for the fiscal year ended December 31, 2016, are as follows:

  •
  Scott Tarriff, our Chief Executive Officer;

  •
  David E. Riggs, our Chief Financial Officer;

  •
  Adrian J. Hepner, M.D., Ph.D., our Executive Vice President and Chief Medical Officer; and

  •
  Steven L. Krill, Ph.D., our Executive Vice President and Chief Scientific Officer.

EXECUTIVE SUMMARY

Business Highlights

We founded our Company on the belief that many currently available critical care and oncology injectable products have suboptimal characteristics that do not meet the needs of patients, physicians, nurses or pharmacists. These characteristics can impact safety, shelf life, convenience, waste, cost, and ease of use by practitioners and pharmacy staff. Fiscal year 2016 and the first quarter of 2017 demonstrate the validity of this approach as we have begun to see the commercial success of some of our marketed products and have received positive input from the U.S. Food and Drug Administration (the "FDA") on some of our pipeline products. In 2016 we also took steps to expand the scope of our model into biologics with the acquisition of Arsia Therapeutics, Inc. ("Arsia") in Cambridge MA, the name of which we subsequently changed to Eagle Biologics, Inc. ("Eagle Biologics").

We believe that 2016 was a transformative year for Eagle as we grew our internal commercial operations, set historical highs for sales and revenues and filed one New Drug Application ("NDA") while continuing to develop our pipeline of potential breakthrough therapies. Some of Eagle's highlights from 2016 and the first quarter of 2017 include:

  •
  Sales of rapidly infused bendamustine RTD ("Bendeka"), the bendamustine hydrochloride injection product we approved in December 2015, achieved greater than 90% market penetration as of March 2017 and reached over $500 million in sales since its launch in January 2016 by our marketing partner Teva Pharmaceuticals Industries Ltd. ("Teva").

  •
  On January 11, 2016, we entered into an agreement with Albany Molecular Research, Inc. to jointly develop and manufacture several select and complex parenteral drug products for registration and subsequent commercialization in the United States.

  •
  On March 29, 2016, we entered into an asset purchase agreement with Exela Pharmaceuticals pursuant to which we sold certain intellectual property related to diclofenac-misoprostol, a legacy non-core product in the United States.

  •
  On July 11, 2016 the FDA determined that no additional human safety and efficacy data would be required for the submission of our Ryanodex NDA indicated for Exertional Heat Stroke (EHS), streamlining a regulatory pathway for submission. In March of 2017, the FDA granted our NDA expedited review.

  •
  On August 3, 2016, we amended our agreement with Lyotropic Therapeutics, Inc. to reduce future royalties related to Ryanodex® (dantrolene sodium) ("Ryanodex").

  •
  During the quarter-ended September 30, 2016, we entered into an amendment to that certain exclusive license agreement originally entered into with Cephalon, Inc., a wholly-owned subsidiary of Teva, since assigned to another subsidiary of Teva, Teva Pharmaceuticals International GmbH (the "Cephalon License") and the related supply agreement for Bendeka. The amendment expands the geographical scope of the rights granted under the original agreement to include territories outside of the U.S. and Canada.

  •
  On November 2, 2016, we announced that the Centers for Medicare and Medicaid Services (CMS) established a unique, product-specific billing code, J-code (J9034), for Bendeka. The J-code became effective on January 1, 2017. The new J-code provides reimbursement coding clarity to outpatient facilities and physicians that administer Bendeka, facilitating access for patients and Medicare, Medicaid and commercial insurance reimbursement. We received a $40 million milestone payment upon receipt of the J-code, which we recorded as revenue in the fourth quarter of 2016, and our royalty rate increased from 20% to 25%.

  •
  On November 16, 2016, we entered into an agreement to acquire Arsia, an early-stage biotechnology firm with proprietary viscosity-reducing technology and formulation know-how.

  •
  In 2016, our total revenue grew 186%, from $66.2 million in 2015 to $189.5 million in 2016, and our net income grew from $2.6 million in 2015 to $81.5 million in 2016.

  •
  On January 26, 2017, we entered into a Credit Agreement (the "Credit Agreement"), with JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto. The Credit Agreement provides for a three-year $50 million revolving credit facility (the "Credit Facility"), none of which was drawn at closing, and includes a $5 million letter of credit subfacility. We expect to use future loans under the Credit Facility, if any, for working capital needs and for general corporate purposes.

Compensation Highlights

Our compensation committee has closely considered the significant corporate achievements described above and our transformation as a company in making compensation decisions. Our compensation committee aims to provide our named executive officers with compensation that is dependent upon their individual performance, the performance of our business and our stock, in line with our compensation philosophy. As we have grown and our business has transformed significantly in a short period of time since we first became a public company in 2014, our compensation programs are also continuing to evolve and transform for those appropriate to our size and stage of business. As such, our compensation has varied and our practices may differ from the typical practices of public companies who have been operating for longer periods of time in a less volatile and dynamic environment. We carefully evaluate our compensation arrangements and develop programs that we feel are the most appropriate to drive results for our company and our stockholders, and we make changes to move our company forward and ensure that our pay program aligns our executives' compensation with our stockholders' interests and our company performance over the long-term.

Key features of our executive compensation program include the following:

  ✓
  We tie pay to performance and emphasize "at risk" compensation.    We structure a significant portion of our named executive officers' total direct compensation (consisting of base salary, performance bonus and equity awards) to be variable, at risk and tied directly to our performance over the short and long-term. The following chart shows the portion of 2016 compensation of our Chief Executive Officer and other named executive officers that is "at-risk", consisting of annual performance bonus earned and equity incentives awarded, as reported in our "Summary Compensation Table":

  ✓
  Our executive bonuses are tied to meeting key corporate objectives. Our annual performance-based bonus opportunities for our named executive officers are tied to our achievement of annual corporate objectives established each year. We also take into account individual named executive officer contributions towards meeting our corporate goals in determining executive bonuses. No bonuses are guaranteed, and in 2016, we added an overall cap to our annual performance-based bonus program. We exceeded our specified corporate objectives for the year and each of our named executive officers received performance bonuses in early 2017.

  ✓
  We emphasize long-term incentive compensation in the form of stock options. Stock options are an integral part of our executive compensation program, and comprise the primary "at risk" portion of our named executive officer compensation package. We consider stock options performance-based because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. Because this form of compensation only establishes value upon an improvement in corporate performance, these awards strongly align our executive officers' interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value and fostering management continuity by encouraging our executive officers to remain in our long-term employ.

  ✓
  We maintain stock ownership and holding guidelines. We recently adopted ownership and holding guidelines, which ensure our officers maintain a meaningful equity stake in our Company. Under the guidelines, our Chief Executive Officer must own equity interests with a value equal to six times his annual base salary and each of our other named executive officers must own equity interests with a value equal to two times his respective base salary, as well as retain a certain percentage of shares acquired from equity awards under certain circumstances.

  ✓
  We prohibit hedging and pledging of Company stock. A previous 2015 stock pledging instance has been completely unwound and no longer exists.

  ✓
  We generally do not provide any executive fringe benefits or perquisites to our executive officers, such as car allowances, personal security, or financial planning advice.

  ✓
  Our compensation committee has retained an independent compensation consultant to provide assistance in the discharge of its responsibilities. Our compensation committee has engaged Compensia, who advises the compensation committee on market practices so that our compensation committee can regularly assess our executive compensation program against our peer companies, the general marketplace and other industry data points.

Realizable Pay and Alignment with Company Performance

Because we pay a significant portion of compensation in the form of "at-risk" long-term equity awards, viewing the compensation that is actually realizable by our Chief Executive Officer is important to an understanding of the alignment between his pay and our Company performance and stockholder interests. Realizable pay recognizes the impact of actual financial and stock performance in the returns available (or "realizable") by the executive. In contrast, reported pay (which reflects the grant date fair value for stock options used in Summary Compensation Table disclosure) estimates the expected value of compensation on the day it was granted, in accordance with financial accounting principles.

The chart below shows our indexed total stockholder return ("TSR") for 2015 and 2016, the past two fully-completed years in which our Company was public, with both the Chief Executive Officer's total reported compensation as well as his "realizable" pay, which reflects base salary and annual performance-bonus earned and values stock options granted during the year using their intrinsic value as of the end of the applicable year, which is value the award could deliver as of such time (whether or not vested and exercisable). Indexed TSR is the return associated with a hypothetical $100 investment in our stock at the beginning of the relevant period. The chart below also shows, for comparative purposes, the 2015 and 2016 average indexed TSR of our current peer group developed in late 2016.

CEO Pay vs. Indexed TSR Performance
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
CEO Pay ($000s)
700
600
500
400
300
200
100
0
Indexed TSR
$2,826
$6,242
$7,152
$1,856
100
572
512
100
118
98
2015
2016
1-year Reported Pay
1-year Realizable Pay
Indexed TSR Eagle
Indexed TSR Peer Company Average

The chart above demonstrates that while reported pay is a measure required to be disclosed in our "Summary Compensation Table" by an SEC rule that provides consistency amongst companies, it is not the measure that best reflects the compensation paid to our Chief Executive Officer, nor the amount that can best be compared to our stock price in determining whether our Chief Executive Officer's compensation is aligned with our stockholders' interests. The chart above demonstrates general alignment between our Chief Executive Officer's realizable compensation and our stock price performance. For example, during 2016, our stock price decreased, as did our Chief Executive Officer's 2016 realizable pay. Due to our drop in stock price after the grant of stock options in January 2016, the Chief Executive Officer's 2016 stock options were underwater, and therefore had zero realizable value, despite the fact that they are listed in our Summary Compensation Table as having a value of approximately $5.3 million. By contrast, reported pay for 2016 increased from reported pay for 2015. This is in large part because equity award compensation decisions are made at the beginning of the year, based on information available at that time and therefore reported pay should be viewed in light of the historical Company performance. Our 2016 pay decisions were made in January 2016, after our strong stock performance during 2015 (during which TSR increased 472%).

The chart above also demonstrates that we have out-performed our peer companies in TSR over the past two fully-completed years in which we have been public. While our TSR for 2016 was down, it fell at approximately the 70th percentile of the 2016 TSRs of the companies within our peer group. Over the prior two-year period (2015-2016) and over the almost three-year period since our initial public offering in February 2014, our TSR outperformed each one of our peer Company's two- and three-year TSRs. The compensation committee has taken this performance into consideration in making executive compensation decisions, including the stock option grants, over such period.

STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2016 Annual Meeting of Stockholders, we held our first "say on pay" advisory vote, and our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2016 proxy statement. The proposal was supported by 99% of the total votes cast. Our compensation committee reviewed the final vote results for the proposal and, given the significant level of support, concluded that our compensation program provided a competitive performance package that incentivizes our named executive officers and encourages their retention over the long-term. Accordingly, the compensation committee determined not to make any significant changes to our executive compensation policies or decisions as a result of the vote; however, our compensation committee determined to monitor and continually evaluate our compensation program going forward in light of our stockholders views and our transforming business needs. Our compensation committee expects to continue to consider the outcome of our say on pay votes and our stockholders' views when making future compensation decisions for our named executive officers.

OVERVIEW OF OUR EXECUTIVE COMPENSATION PROGRAM

Objectives, Philosophy and Elements of Compensation

The overall objectives of our executive compensation program and policies are to:

  •
  attract, retain and motivate superior executive talent;

  •
  provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

  •
  align our executives' interests with those of our stockholders through long-term incentives.

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based bonuses and long-term incentive compensation. We also provide our executive officers with severance and change-in-control payments and benefits, as well as other benefits generally available to all our employees, including retirement benefits under the company's 401(k) plan and participation in employee benefit plans. The following table summarizes the three principal components of compensation, their objectives and key features.

Element of Compensation	Objectives	Key Features
Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Generally reviewed annually at the beginning of the year and determined based on a number of factors (including individual performance, internal equity, retention, expected cost of living increases and the overall performance of our company) and by reference to market data provided by our independent compensation consultant.

Element of Compensation	Objectives	Key Features
Performance Bonus (at-risk cash)	Motivates and rewards for attaining rigorous annual corporate performance goals that relate to our key business objectives.	Target bonus amounts, calculated as a percentage of base salary, are generally reviewed annually and determined based upon positions that have similar impact on the organization and competitive bonus opportunities in our market. Bonus opportunities are dependent upon achievement of specific corporate performance objectives, generally determined by the compensation committee and the Board.

Actual bonus amounts earned are determined after the end of the year, based on achievement of the designated corporate performance objectives and individual executives' performance and contributions to corporate achievements.

Long-Term Incentive (at-risk equity)	Motivates and rewards for long-term company performance; aligns executives' interests with stockholder interests and changes in stockholder value.

Attracts highly qualified executives and encourages their continued employment over the long-term.

Annual equity opportunities are generally reviewed and determined at the beginning of each year or as appropriate during the year for new hires, promotions, or reward for significant achievement.

Individual awards are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our stock, internal equity among executives and market data provided by our independent compensation consultant.

Equity awards are provided in the form of stock options that typically vest over a four-year period. Stock options are a key aspect of our pay-for-performance philosophy, by providing a return only if the market price of our stock appreciates over the stock option term.

In evaluating our executive compensation programs and policies, as well as the short-term and long-term value of our executive compensation plans and arrangements, our compensation committee (on behalf of our Board) focuses on providing a competitive compensation package that provides significant short-term and long-term incentives for the achievement of measurable corporate objectives and individual contribution towards our corporate performance. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

We do not currently have any formal policies for allocating compensation among base salary, performance-based bonus awards and equity awards, short-term and long-term compensation or among cash and non-cash compensation. Instead, our compensation committee uses its judgment to establish a target total direct compensation opportunity for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of our named executive officers' target total direct compensation opportunity is comprised of "at-risk" compensation in the form of performance-based bonus opportunities and long-term equity awards tied to stockholder returns, in order to align the executive officers' incentives with the interests of our stockholders and our corporate goals.

HOW WE DETERMINE EXECUTIVE COMPENSATION

Role of the Compensation Committee and Executive Officers in Setting Executive Compensation

As further described above, our compensation committee, comprised entirely of independent directors, is responsible for administering our executive compensation program and operates under a written charter. Among other things, the role of the compensation committee is to oversee our executive compensation programs, policies and plans, and to review and determine, as appropriate, the compensation to be paid to our executive officers and directors. As necessary, and if deemed appropriate by our compensation committee, the compensation committee may also make recommendations to the full Board for approval of certain compensation decisions relating to our named executive officers.

In making its executive compensation determinations, our compensation committee and, if applicable, the full Board, considers recommendations from our Chief Executive Officer for executive officers other than himself. In making his recommendations, our Chief Executive Officer has access to various third party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While our Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition to our Chief Executive Officer, our Chief Financial Officer, as well as members of our management and our legal department also attend compensation committee meetings from time to time and may take part in discussions of executive compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation committee meetings. No executive officer is present during voting or deliberations on his or her own compensation.

Role of our Compensation Consultant

Our compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and other retention terms. As in 2015, for purposes of evaluating 2016 compensation for each of our executive officers and making 2016 compensation decisions, our compensation committee retained Compensia, a national compensation consultant, to assist it in reviewing our executive compensation program and to ensure that our compensation program remains competitive in attracting and retaining talented executives.

During 2016, Compensia assisted the compensation committee in selecting a group of peer companies to use as a reference in understanding the competitive market, evaluating current pay practices and philosophies and considering compensation and corporate governance best practices. As described further below, Compensia also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive compensation compared to competitive market practices. Compensia reports directly to the compensation committee, which maintains the authority to direct their work and engagement, and advises the compensation committee from time to time. Compensia interacts with management to gain access to company information that is required to perform its services and to understand the culture and policies of our organization.

The compensation committee has considered whether the work of Compensia has raised any conflict of interest, taking into account the following factors: (i) the amount of fees paid to Compensia, as a percentage of the firm's total revenue; (ii) the provision of other services to us by Compensia; (iii) Compensia's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the individual compensation advisors with any member of the compensation committee; (v) any business or personal relationship of Compensia or the individual compensation advisors employed by the firm with any of our executive officers and (vi) any shares of our common stock owned by the individual compensation advisors employed by Compensia. Based on the above factors, the compensation committee has concluded that the work of Compensia and the individual compensation advisors employed by Compensia has not created any conflict of interest.

Use of Competitive Market Data

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies with which we compete for such talent. Consequently, our compensation committee reviews market data for each executive officer's position, compiled by Compensia as described below.

In late 2015, with the assistance of Compensia, the compensation committee approved a peer group of companies for use as a reference when determining the 2016 compensation of our executive officers. This peer group was selected from among publicly-traded pharmaceutical and biotechnology companies based in the U.S., based on the comparability of our market capitalization, and our business models. We selected a grouping of specialty pharmaceutical and biotechnology companies for whom the 25th and 75th percentile of market capitalization had a range between $733M and $2.31B; at the time of such compilation, our market cap was approximately $1.56B and fell at the 55th percentile of the peers developed. This peer group, which is referred to herein as our 2016 peer group, consisted of the following 17 publicly-traded companies:

Acorda Therapeutics	Impax Laboratories	Pacira Pharmaceuticals
Akorn	Insys Therapeutics	PDL BioPharma
AMAG Pharmaceuticals	Lannett Co.	Sagent Pharmaceuticals
Depomed	The Medicines Co.	Sucampo Pharmaceuticals
Emergent BioSolutions	Medivation	Supernus Pharmaceuticals
Enanta Pharmaceuticals	Nektar Therapeutics

The 2016 peer group retained none of the companies included in our previous 2014-2015 peer group, reflecting the growth and development of our business since our initial public offering. Our compensation committee believes that the companies selected for the 2016 peer group were comparable to us, and represented our labor market for talent for key leadership positions at the time the compensation decisions for 2016 were made.

In late 2016, our compensation committee considered the peer group again and made adjustments to the group, to account for M&A activity within the group. The peer group used for making compensation decisions in early 2017 consisted of the following 18 publicly-traded companies:

Acorda Therapeutics	Emergent BioSolutions	Nektar Therapeutics
Akorn	Horizon Pharma	Pacira Pharmaceuticals
Alkermes	Impax Laboratories	PDL BioPharma
AMAG Pharmaceuticals	Insys Therapeutics	Seattle Genetics
Amphastar Pharmaceuticals	Lannett Co.	Sucampo Pharmaceuticals
Depomed	The Medicines Co.	Supernus Pharmaceuticals

Our compensation committee does not "benchmark" the compensation of any of our named executive officers to a specific percentile of the compensation data derived from our 2016 peer group. Rather, the compensation committee reviews compensation data from the 2016 peer group companies, referred to as the market data, as reference points in making executive compensation decisions. The compensation committee's general aim is for compensation to remain competitive with the market, falling above or below the median of the market data as appropriate based on corporate and individual executive performance, and other factors deemed to be appropriate by our compensation committee. Due to our limited history as a public company and our evolving and growing business, we have not developed a specific market positioning that we consistently aim for in setting compensation levels; instead our compensation committee determines each element of compensation, and total target cash and direct compensation, for each named executive officer based on various facts and circumstances appropriate for our Company in any given year. Competitive market positioning is only one of several factors, as described below under "Factors Used in Determining Executive Compensation", that our compensation committee considers in making compensation decisions, and therefore individual named executive officer compensation may fall at varying levels as compared to the market data.

Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year. In making executive compensation decisions, the compensation committee generally takes into consideration the factors listed below.

  ➢
  Corporate performance and business needs
  ➢
  Each named executive officer's individual performance, experience, job function, change in position or responsibilities, and expected future contributions to our company
  ➢
  Internal pay equity among named executive officers and positions
  ➢
  The need to attract new talent to our executive team and retain existing talent in a highly competitive industry
  ➢
  A range of market data reference points (generally the 25th, 50th, and 75th percentiles of the market data), as described above under "—Use of Competitive Market Compensation Data"
  ➢
  The total compensation cost and stockholder dilution from executive compensation actions
  ➢
  Trends and compensation paid to similarly situated officers within our market
  ➢
  Compensia's recommendations
  ➢
  A review of a named executive officer's total targeted and historical compensation and equity ownership
  ➢
  Our Chief Executive Officer's recommendations (with respect to executive officers other than himself), based on his direct knowledge of the performance by each named executive officer and market data

2016 EXECUTIVE COMPENSATION PROGRAM

Annual Base Salary

In reviewing and adjusting base salaries for 2016, the compensation committee reviewed our executive officers' 2015 base salary levels against the market data and analyzed each executive officer's individual contribution to the achievement of our corporate goals. Each of the named executive officer's 2015 base salaries fell below (in some cases, well below) the 50th percentile of the market data. Based on the below market levels for such base salaries, each of our named executive officer's 2015 contributions to our performance, and the value of their roles and responsibilities, the base salaries for each of the named executive officers were increased for 2016.

The named executive officers' 2016 base salaries and increases from each of their base salaries in effect as of the end of 2015, were as follows:

Named Executive Officer	2016 Base Salary(1)	Increase from 2015 Base Salary
Scott Tarriff	$725,000	45%
David E. Riggs	$435,000	40%
Adrian J. Hepner, M.D., Ph.D.	$400,000	19%
Steven L. Krill, Ph.D.	$400,000	23%

(1)
All base salaries were effective as of January 1, 2016.

Mr. Tarriff's base salary was increased 45%, as it was substantially below market based on the market data regarding Chief Executive Officer compensation levels, and particularly given Mr. Tarriff's experience and critical role in our Company's success in achieving its future plans, as well as our 2015 performance. The base salaries of Mr. Riggs, Dr. Hepner and Dr. Krill were each increased in varying amounts, based on the compensation committee's evaluation of the market data for each of their positions, their individual 2015 performance and responsibilities within our Company and internal equity considerations within our management team. Each of the resulting named executive officer 2016 base salaries fell around (some slightly above and some slightly below) the 50th percentile of the market data.

Annual Performance-Based Bonuses

Our performance-based annual bonus program for 2016 was developed by our compensation committee and approved by the independent members of our Board. Under the program, each named executive officer was eligible to earn a performance bonus based on the achievement of corporate objectives established by our Board for the year, and each officer's target bonus opportunity, expressed as a percentage of his base salary, or target bonus percentage. In addition, the compensation committee recommended, and the independent members of our Board approved, a maximum cap of 200% of each executive officer's target bonus amount under the performance-based bonus program so that even if we achieved our designated goals at a rate above 200%, an executive officer would be limited to payouts based on such goals at 200% of his or her target bonus percentage. The independent members of the Board, upon recommendation from the compensation committee, could, however, award an executive officer a discretionary bonus outside of the performance-based bonus program in excess of this cap, based on performance achievements not contemplated as part of the corporate goals within the performance-based bonus program or based on other special circumstances if deemed to be appropriate by the Board and compensation committee.

Our Chief Executive Officer's performance bonus payment awarded was based on a larger target bonus percentage than our other officers because he has a greater impact on, and responsibility for, our corporate performance. The other named executive officers' performance bonus payments awarded were based on the same target performance bonus, to promote internal equity amongst the executive team. No specific individual goals were established for any of our named executive officers for 2016, and accordingly each of our named executive officers' performance bonuses were intended to be tied to our corporate objective achievements. Because each executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team, each officer's individual contribution towards our achievement of the corporate goals was considered by the compensation committee in approving individual bonus awards.

The 2016 corporate goals on which the performance-based bonuses were based were cross-functional in nature designed to require collaboration among all named executive officers and their respective areas of responsibility in order to achieve success. Their attainment of the goals was intended to give the Company the best positioning for future growth while delivering short term benefits thus aligning the interests of management with those of our stockholders. In January 2017, our compensation committee reviewed and approved, and the independent members of the Board approved, the extent to which we achieved each of our corporate objectives. Given the results, the compensation committee and independent members of the Board determined that we met our corporate goals and surpassed expectations in the performance of such goals. Each of the 2016 corporate goals evaluated is listed below followed by a description of our achievement in relation to such goal:

  1.
  Fully support the commercialization of Bendeka and maximize the value of the product for the Company

  ✓
  Bendeka was successfully launched by our partner, Teva, in January 2016 and the bendamustine market has transitioned greater than 90% of the market to our product.
  ✓
  Bendeka was granted a unique J-Code in November 2016, thereby increasing our royalty rate from 20% of net sales to 25% of net sales while also earning us a one-time milestone payment of $40 million.

  2.
  Build the infrastructure for our own sales force and assume responsibility for marketing Ryanodex

  ✓
  We laid the groundwork for our sales and marketing operations by hiring VPs of Marketing and Sales and appointing a Chief Commercial Officer.
  ✓
  We began building our internal direct sales force by attracting and recruiting national account managers and key account managers initially selling Ryanodex. By the end of 2016, we had a field force of 12 sales reps.
  ✓
  Sales of Ryanodex for malignant hypothermia exceeded sales revenues from 2015 by 92%.

  3.
  Invest in our product development and position our Company to reap the rewards of our product portfolio

  ✓
  We successfully negotiated a reduction of our royalty obligations on Ryanodex from 15% of net sales to 3% of net sales to position ourselves to take advantage of that product's growth potential.
  ✓
  We successfully filed an NDA in Q1 2017 for Ryanodex for exertional heat stroke, which received fast track review status from the FDA.
  ✓
  We initiated studies with the National Institutes of Health and the National Institute on Drug Abuse to support expanding the Ryanodex franchise into additional new indications.
  ✓
  We filed an NDA for Pemetrexed with the FDA in December 2016, which the FDA accepted for filing in Q1 2017.
  ✓
  We purchased Arsia (now Eagle Biologics), which enables us to partner with biologics companies in the development of bio betters.
  ✓
  In Q4 2016 we disclosed a new product development project for a 505(b)(2) version of Fulvestrant.

  4.
  Maintain stockholder value

  ✓
  Our 2016 TSR was in approximately the 70th percentile when compared to the 2016 TSRs of our current peer companies developed in late 2016.

In evaluating the individual performance of our named executive officers in January 2017, the compensation committee considered each person's contribution to, collaboration in, and management of the effort that went into our success. The compensation committee approved and recommended to the Board, and the independent members of the Board approved, a performance bonus payment to each of our named executive officers under our 2016 performance-based bonus program in amounts that varied depending on such individual considerations. Each of the named executive officer's actual bonus awarded under our 2016 performance-based bonus program, as a dollar amount and a percentage of target bonus, as well as the target bonus on which such bonus was based, is shown in the table below:

Named Executive Officer	2016 Target Bonus	2016 Actual Bonus		Actual Bonus as a % of Target
Scott Tarriff(1)	$725,000	$1,087,500		150%
David E. Riggs(2)	$261,000	$261,000		100%
Adrian J. Hepner, M.D., Ph.D.(3)	$240,000	$480,000	(4)	200%
Steven L. Krill, Ph.D.(5)	$240,000	$216,000		90%

(1)
Mr. Tarriff was awarded a performance bonus equal to 150% of his target bonus in recognition of his leadership in managing the executive team, the execution of the organization against his vision for the Company and his contribution to stockholder relations in 2016.

(2)
Mr. Riggs was awarded a performance bonus equal to 100% of his target bonus in recognition of his management of the finance group during a period of rapid growth and change for our business.

(3)
Dr. Hepner was awarded a performance bonus equal to 200% of his target bonus in recognition of his exceptional contribution to the development of our product pipeline as well as his assumption of additional management responsibilities for a larger employee base.

(4)
Dr. Hepner was also awarded a discretionary bonus of $350,000 outside of the 2016 performance-based bonus program in recognition of his achievement of additional goals regarding previously unidentified product opportunities not originally contemplated as part of our corporate goals under the 2016 performance-based bonus program, including laying the groundwork for potential new indications for Ryanodex.

(5)
Dr. Krill was awarded a performance bonus equal to 90% of his target bonus in recognition of his contributions to the work done to develop new product formulations in 2016 and his efforts in achieving company targets although not in line with company timeline expectations.

In recommending and approving the bonus payments above to our named executive officers in early 2017, the compensation committee also reviewed each named executive officer's total cash and equity compensation for 2016 against market data for our peer companies as of such time as a reference point. The compensation committee noted that bonus payments in excess of 100% of the target bonuses were above the median of the market data and determined that this level of payment was appropriate for each of Mr. Tarriff and Dr. Hepner due to their significant roles in our corporate achievements, as described above. With respect to all of our named executive officers, the compensation committee felt the bonus payments were meaningful and appropriate in recognition of the achievement of all of our corporate objectives at 100% of target, the expansion of our commercial operations, the growth in our marketed products as well as the breadth of our business with the addition of Eagle Biologics and our very strong stock price performance in 2016 as compared to our peers and the pharmaceutical sector as a whole.

Equity-Based Incentive Awards

We have historically granted equity compensation to our executive officers exclusively in the form of stock options. This distinguishes us from the majority of our peer companies who grant equity awards in the form of restricted stock units in addition to or in lieu of stock options. The compensation committee evaluated the appropriate form of equity compensation for our Company and in 2016, the compensation committee determined that our long-term incentive compensation program for the named executive officers would continue to consist of stock options that vest over a four-year period, subject to the executive's continued service. The compensation committee believes that stock options are inherently performance-based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Regardless of reported value in the Summary Compensation Table, our named executive officers will only receive value from their stock option awards if the price of our common stock increases above the price at time of grant, and remains above such price as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

In January 2016, our compensation committee reviewed and recommended to our full Board awards of stock options to each of our named executive officers, which were approved by the independent members of the full Board. In determining the appropriate amount of each award, the compensation committee considered market data provided by Compensia for the 2016 peer group at the 50th and 75th percentile levels, reflecting the equity value, based on approximated grant date fair value. The compensation committee also considered each named executive officer's current equity holdings, the extent to which such holdings were "in-the-money," the extent to which such holdings remained unvested and therefore continued to serve as a retention tool, as well as the potential dilution of our share reserves.

Based on such review, the compensation committee approved and recommend to the full Board, and the independent members of the Board approved, the following equity grants for our named executive officers in January 2016, each of which vests monthly over a four-year period:

Named Executive Officer	Stock Option Grant (# shares)
Scott Tarriff	180,000
Steven L. Krill, Ph.D.	62,100
David E. Riggs	62,100
Adrian Hepner, M.D., Ph.D.	62,100

Mr. Tarriff's equity grant was positioned at approximately the 75th percentile of the market data provided by Compensia for equity value. The compensation committee determined that, due to his extensive professional experience in the pharmaceutical business and his specialized knowledge of our business, as well as his role in our 2015 performance, this positioning was warranted to retain and incentivize Mr. Tarriff. Likewise, the compensation committee determined the size of the annual award for each of our other executive officers, to position the equity value of such awards within the range (above for some, and below for others) of the 75th percentile of the market data provided by Compensia for each such executive officer, and to deliver the same equity value to each officer, to promote internal equity amongst our executive team. The compensation committee determined the above-median positioning of the equity awards was appropriate at this time to deliver opportunities that allow our executives to realize returns above the median of our peers if our stockholders also realize such returns, which serves to align our executives' interests with those of our stockholders.

OTHER FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

Agreements with our Named Executive Officers

Our Chief Executive Officer entered an employment agreement and our other named executive officers each signed offer letters of employment upon their joining the Company. Each of these agreements established the executive officer's starting salary, initial target annual bonus percentage, and initial grant of options. These individuals' salaries, bonus and equity amounts are reviewed annually by the compensation committee and have subsequently been increased, most recently to the amounts described above in this Compensation Discussion and Analysis.

Severance and Change in Control Benefits

In December 2015, the compensation committee approved a Letter Agreement Regarding Equity Awards, or the Letter Agreement, setting forth the eligibility for equity award vesting acceleration. The Letter Agreement was subsequently entered into with each of our named executive officers, and provides that, if in connection with a "Change in Control" (as defined in the applicable equity plan), an equity award is substituted for a similar award of the successor or acquiror entity and the award holder experiences a "Qualifying Termination" (as defined in the Letter Agreement) within ninety days prior to or twelve months following such change in control, any unvested portion of any applicable equity award will become fully vested; and, if in connection with a change in control an equity award will terminate and not be assumed or continued by, or substituted for a similar award of, the successor or acquiror entity, then, any unvested portion of any applicable equity award will become fully vested, subject to the consummation of such change in control. The Letter Agreement amended the terms of all previously granted and outstanding equity awards under our 2007 Plan and 2014 Plan, and unless otherwise provided by us at the time of grant, will apply to all future equity awards.

We maintain an Officer Severance Benefit Plan, or the Severance Plan, under which our named executive officers are eligible to receive severance payments and benefits upon a termination without Cause (as defined in the Severance Plan). Such payments and benefits include (i) base salary continuation and payments for continuation of coverage under COBRA for six months, (ii) a pro-rata portion of his annual bonus for the performance period in which the termination occurs and (iii) certain outplacement benefits.

Our Chief Executive Officer is also eligible to receive severance benefits under the terms of his employment agreement, described below under "Potential Payments Upon Termination or Change in Control".

Our compensation committee periodically reviews the severance and change in control payments and benefits that we provide, including by reference to market data, to ensure they remain appropriately structured and at reasonable levels. The compensation committee believes that that severance protection payments and benefits are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

A more detailed description of the Severance Plan and each of our named executive officer payment and benefit levels thereunder and other severance and change in control benefits is provided below under "Potential Payments upon Termination or Change in Control."

Welfare and Health Benefits

Our named executive officers are eligible to participate in all of our benefit plans, such as the 401(k) plan (see the section below titled "401(k) Plan"), medical, dental, vision, short-term disability, long-term disability, group life insurance and our 2014 Employee Stock Purchase Plan, in each case generally on the same basis as other employees. We do not currently have qualified or nonqualified defined benefit plans or deferred compensation plans, nor do we offer pension or other retirement benefits other than our 401(k) plan. Our Board may elect to adopt such plans in the future if it determines that doing so is in our best interests.

Perquisites and Other Benefits

We typically do not offer perquisites or personal benefits to our named executive officers; we may from time to time provide reasonable relocation or signing bonuses to our named executive officers as our compensation committee determines appropriate to assist such individuals to commence employment with us.

401(k) Plan

We maintain a 401(k) profit sharing plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may contribute up to the lesser of 75% of his or her compensation or the statutory limit, which was $18,000 for calendar year 2016. Participants who are 50 years old or older can also make "catch-up" contributions, which in calendar year 2016 was up to an additional $6,000, above the statutory limit. We did not make matching contributions or profit sharing contributions into the 401(k) plan on behalf of participants in fiscal year 2015. In January 2016, the compensation committee approved an amendment to the 401(k) plan to provide for a match of 100% of an employee's contribution up to 3% of such employee's base salary and an additional match of 50% of such employee's contribution for the next 2% of such employee's base salary. Participant contributions are held and invested, pursuant to the participant's instructions, by the plan's trustee.

Accounting and Tax Considerations

Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The compensation committee has considered, and may in the future consider, the grant of performance-based or other types of stock awards to our executive officers in lieu of or in addition to stock option grants in light of the accounting impact of ASC 718 and other considerations.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, limits companies (including our company) to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation," as defined in the Code and accompanying regulations. Our 2014 Plan is structured to permit the grant of stock options and other equity awards that are "performance-based compensation" under section 162(m). To maintain flexibility in compensating our executive officers in a manner designed to promote our goals, the compensation committee does not have a formal policy at this time for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as "performance-based compensation" for purposes of section 162(m) or requiring all compensation to be deductible. The compensation committee intends to continue to evaluate the effects of the compensation limits of section 162(m) on any compensation it proposes to grant, and further intends to continue to provide future compensation in a manner consistent with the best interests of the company and our stockholders.

Compensation Recovery ("Clawback") Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, we intend to implement a Dodd-Frank Wall Street Reform and Consumer Protection Act-compliant compensation recovery "clawback" policy as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.

Stock Ownership Guidelines

In 2017 we adopted executive stock ownership guidelines to help ensure that our senior executives and non-employee directors each maintain an equity stake in the company, and by doing so, appropriately link their interests with those of our other stockholders. These guidelines require our Chief Executive Officer to own equity interests in the company with a value equal to six times his base salary, each other senior executive officer to own equity interests with a value equal to two times his or her respective base salary, and all non-employee directors to own equity interests with a value equal to three times their respective director's annual retainer, each as calculated under our policy. The guideline requires our Chief Executive Officer, senior executive officers and non- employee directors to retain at least 25% of net after tax shares obtained via the exercise of any stock options or vesting of any other company stock awards until the individual meets our prescribed ownership guidelines. Compliance is assessed annually, and executives and directors have an initial compliance period (ranging from zero to five years, depending on how long they have been in such capacity with the Company at the time the guidelines are effective) from the date on which they become subject to the guidelines to acquire the required shares, and are allotted a shorter compliance period when an ownership guideline is increased due to a change in base salary, retainer or service status.

Policy Against Speculative Activity In Our Common Stock

We maintain a corporate policy prohibiting any officer, director, other employee or consultant of our Company from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock at any time. In addition, none of our officers, directors, other employees or consultants may margin, or make any offer to margin, any of the Company's stock, including without limitation, borrowing against such stock, at any time. In 2015, the compensation committee, after deliberation, granted our Chief Executive Officer a limited waiver under the policy to pledge a certain number of his shares in connection with a private matter. In 2016, this pledge was unwound and all shares subject to the pledge were reclaimed by the Chief Executive Officer with no off set.

Risk Assessment Concerning Compensation Practices and Policies

Our compensation committee has reviewed our compensation policies and practices to assess whether they encourage our employees to take inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation committee has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company as a whole.

Further, the compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks; the mix of short-term compensation (in the form of base salary and an annual bonus, if any, which is based on a variety of performance factors), and long-term compensation (in the form of stock options) prevents undue focus on short-term results and helps align the interests of our executive officers with the interests of our stockholders.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, our compensation committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

  By the compensation committee of the Board of Eagle Pharmaceuticals, Inc.

  Mr. Michael Graves, Chairman (appointed chairman of the compensation committee in June 2016)

  Mr. Douglas Braunstein (appointed in July 2016)

  Mr. Sander Flaum

This report shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

EXECUTIVE COMPENSATION TABLES

Our named executive officers for the fiscal year ended December 31, 2016, which consist of our principal executive officer, principal financial officer and our other two executive officers who were serving as executive officers during fiscal year 2016, are:

  •
  Scott Tarriff, our Chief Executive Officer;

  •
  David E. Riggs, our Chief Financial Officer;

  •
  Adrian J. Hepner, M.D., Ph.D, our Executive Vice President and Chief Medical Officer; and

  •
  Steven L. Krill, Ph.D., our Executive Vice President and Chief Scientific Officer.

Summary Compensation Table

On January 20, 2015, our Board approved a change in our fiscal year end from September 30 to December 31, as disclosed in a Current Report on Form 8-K filed with the SEC on January 20, 2015. As a result, below we have included disclosures in certain tables, including our Summary Compensation Table, covering the three-month transition period of October 1, 2014 through December 31, 2014 (in addition to the twelve-month period of January 1, 2015 through December 31, 2015). Unless otherwise stated, all references to "fiscal year ending" or "year ended" pertain to the twelve-month period covering January 1, 2015 through December 31, 2015, and all references to the "transition period" pertain to the three-month period covering October 1, 2014 through December 31, 2014.

The following table provides information regarding the compensation provided to, or earned by, our named executive officers during the fiscal years ended December 31, 2016, December 31, 2015, and September 30, 2014, as well as the three-month transition period ended December 31, 2014:

Name and Principal Position	Year(1)		Salary ($)	Bonus ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Tarriff	2016		725,000	1,087,500	5,296,432	43,214	7,152,146
Chief Executive Officer,	2015		499,230	375,000	1,906,250	45,659	2,826,139
Director	2014	(T)	146,360	—	—	11,779	158,139
	2014		449,633	200,000	493,639	38,738	1,182,010

David E. Riggs	2016		435,000	261,000	1,827,269	27,074	2,550,342
Chief Financial Officer	2015		309,849	140,000	858,362	16,570	1,324,781
	2014	(T)	81,064	—	—	4,586	85,650
	2014		265,929	64,253	396,357	19,620	746,159

Adrian J. Hepner(5), M.D., Ph.D.	2016		400,000	830,000	1,827,269	38,393	3,095,662
Executive Vice President and	2015		311,766	151,000	170,100	56,858	689,724
Chief Medical Officer

Steven L. Krill, Ph.D.	2016		400,000	216,000	1,827,269	30,552	2,473,821
Executive Vice President and	2015		318,781	146,000	1,087,112	15,889	1,567,782
Chief Scientific Officer	2014	(T)	82,430	—	—	4,600	87,030
	2014		302,405	42,357	392,228	12,259	749,249

(1)
2014(T) refers to the three-month transition period ended December 31, 2014.

(2)
Amounts for 2016 consist of the performance bonuses we paid to each of our named executive officers for our performance during 2016. For a description of the performance metrics and more information regarding these payments, see "Compensation Discussion and Analysis—Annual Performance-Based Bonuses".

(3)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted, computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are described in our Annual Report on Form 10-K in Note 9 to our financial statements, filed with the SEC on March 15, 2017. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(4)
Amounts for 2016 consist of premiums paid by us for group life, long term disability, and health insurance and, with respect to Mr. Riggs, Dr. Hepner and Dr. Krill in 2016, 401(k) matching contributions.

(5)
Dr. Hepner joined us in January 2015 as Executive Vice President, Clinical Research, Regulatory and Medical Affairs, and is currently our Executive Vice President and Chief Medical Officer.

Grants of Plan-Based Awards for Fiscal 2016

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2016 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Scott Tarriff	1/4/16	—	180,000	86.15	5,296,432

David E. Riggs	1/4/16	—	62,100	86.15	1,827,269

Adrian J. Hepner, M.D., Ph.D.	1/4/16	—	62,100	86.15	1,827,269

Steven L. Krill, Ph.D.	1/4/16	—	62,100	86.15	1,827,269

(1)
Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. The options have a term of four years and vest with respect to 25% of the shares one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years.

(2)
The amounts shown represent the aggregate grant date fair value of the option awards granted, computed in accordance with ASC 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are described in our Annual Report on Form 10-K in Note 9 to our financial statements, filed with the SEC on March 15, 2017. These amounts may not correspond to the actual value that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity awards held as of December 31, 2016 by our named executive officers.

		Option Awards(1)
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)(2)(3)	Option Expiration Date
Scott Tarriff	10/02/2008	113,104		—	4.04	10/01/2018
	04/02/2009	124,804		—	4.04	04/01/2019
	05/03/2011	31,201		—	8.78	05/02/2021
	08/26/2014	43,750		31,250	12.63	08/25/2024
	03/13/2015	54,687		70,313	46.09	03/12/2025
	01/04/2016	—		180,000	86.15	01/03/2026

David E. Riggs	11/21/2013	35,881	(4)	—	4.94	11/20/2023
	04/08/2014	11,738		5,870	12.67	04/07/2024
	08/26/2014	14,583		10,417	12.63	08/25/2024
	03/13/2015	24,625		31,661	46.09	03/12/2025
	01/04/2016	—		62,100	86.15	01/03/2026

Adrian J. Hepner, M.D., Ph.D.	01/05/2015	14,375		15,625	17.15	01/04/2025
	01/04/2016	—		62,100	86.15	01/03/2026

Steven L. Krill, Ph.D.	04/19/2013	5,480	(5)	—	4.42	04/18/2023
	04/08/2014	2,983		5,969	12.67	04/07/2024
	08/26/2014	3,333		16,667	12.63	08/25/2024
	03/13/2015	13,365		40,099	46.09	03/12/2025
	01/04/2016	—		62,100	86.15	01/03/2026

(1)
Prior to our 2014 initial public offering, we granted all equity awards pursuant to the 2007 Incentive Compensation Plan, or the 2007 Plan. Following the initial public offering, we have provided equity compensation generally in the form of stock option grants under our 2014 Equity Incentive Plan, or the 2014 Plan. Generally our stock option awards vest over a four-year period. Options granted before February 11, 2014 were granted under our 2007 Plan and contain an early exercise feature allowing the holder to exercise and receive unvested shares of our stock which are subject to our right to repurchase in accordance with the vesting schedule. Stock options and shares acquired by early exercising stock options that are subject to our repurchase right accelerate vesting upon the occurrence of change in control transactions under certain circumstances described below in the "Potential Payments Upon Termination or Change in Control" section.

(2)
All of the option awards listed in the table above vest with respect to 25% of the shares one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years, subject to the executive officer's continuous service with us through the vesting date. All option awards granted under our 2007 Plan (which excludes the awards granted on or after April 8, 2014 in the table above) allow the holder to exercise and receive unvested shares of our stock which are subject to our right to repurchase in accordance with the vesting schedule described above.

(3)
All of the option awards listed in the table above were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.

(4)
As of December 31, 2016, 8,223 shares underlying this option award were unvested.

(5)
As of December 31, 2016, 1,827 shares underlying this option award were unvested.

Option Exercises and Stock Vested Table

The following table provides certain information regarding option exercises during the fiscal year ended December 31, 2016 with respect to our named executive officers. None of our named executive officers has been granted equity awards other than stock options and as a result, there was no stock vested during the fiscal year ended December 31, 2016.

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Scott Tarriff	—	$—
David E. Riggs	—	—
Adrian J. Hepner, M.D., Ph.D.	—	—
Steven L. Krill, Ph.D.	66,492	$3,778,740

(1)
Amounts shown do not reflect amounts actually received by the named individual. The amounts reflect the product of (i) the difference between the market closing price on the date of exercise less the exercise price of the applicable option multiplied by (ii) the number of shares exercised under the applicable option grant.

Potential Payments Upon Termination or Change in Control

Pursuant to Mr. Tarriff's employment agreement, if he is terminated without cause (and other than as a result of his death or disability) or if he resigns for good reason, he is entitled to receive continued payments of his base salary for 12 months following the date of his termination, provided that he continues to comply with certain restrictive covenants set forth in his employment agreement.

For purposes of Mr. Tarriff's employment agreement, "cause" generally means (1) his neglect or failure to perform his substantial duties or obligations, including his material breach of his employment agreement, after receiving prior written notice and an opportunity to cure, if applicable; (2) his willful misconduct that materially injures our reputation, business or business relationships; (3) his conviction of or plea of guilty or nolo contendere to any crime or offense involving our money or other property; (4) his conviction of or plea of guilty or nolo contendere to or acceptance of deferred adjudication or judgment to any crime constituting a felony; (5) his breach of any fiduciary duty prohibiting his self-dealing to improperly secure any personal profit or gain in connection with our business; or (6) entry of an order of a court or securities regulatory or self-regulatory body which enjoins or otherwise sanctions, limits or restricts his performance under his employment agreement, due to his misconduct.

For purposes of Mr. Tarriff's employment agreement, "good reason" generally means his termination of employment with us for any of the following reasons unless cured within a specified period of notice by Mr. Tarriff: (1) our failure to promptly pay him any undisputed compensation owed under his employment agreement; (2) any reduction in his employee benefits or bonus opportunity, other than one made generally for all senior executives or as a result of our impaired finances; (3) a material diminution in his duties, title, authority or responsibilities; (4) our assignment to him of duties that are inconsistent with the duties stated in his employment agreement; (5) our material breach of any provision of his employment agreement; (6) a requirement that he relocate as a result of moving his offices outside the greater

New York City metropolitan area; or (7) our delivery of a written notice electing not to extend the term of his employment under his employment agreement.

On August 4, 2015, our Board and compensation committee approved and adopted the Eagle Pharmaceuticals, Inc. Officer Severance Benefit Plan, which we refer to as the Severance Plan. Pursuant to the terms of the Severance Plan, certain Eligible Officers (as defined in the Severance Plan) that are subject to a termination without Cause (as defined in the Severance Plan) will be entitled to an amount equal to such officer's then-current monthly Base Salary (as defined in the Severance Plan) payable for a period of six months. In addition, (i) all Eligible Officers will be entitled to a pro-rata portion of such officer's annual bonus for the performance period in which the termination occurs, payable in equal installments in accordance with our regular payroll procedures, (ii) certain Eligible Officers will be entitled to outplacement counseling and training services in an amount not to exceed $15,000 and (iii) certain Eligible Officers will be entitled to payment of the employer portion of COBRA continuation coverage for a period of six months. Drs. Krill and Hepner and Mr. Riggs are participants in the Severance Plan and are each entitled to severance payments for a period of six months, a pro-rata portion of their annual bonus for the performance period in which the termination occurs, as well as the outplacement services and COBRA continuation coverage payments described above. The participation of Drs. Krill and Hepner and Mr. Riggs in the Severance Plan is in lieu of any severance payments and benefits previously provided pursuant to the terms of their respective offer letter agreements. As a condition to receipt of benefits under the Severance Plan, each Eligible Officer must sign a waiver and release of claims in favor of us.

Furthermore, each of our named executive officers (other than Dr. Hepner) holds stock options under the 2007 Plan, which generally provides for acceleration of vesting and lapse of our repurchase right with respect to shares acquired by early exercising such options upon certain change in control transactions and provides for acceleration of vesting upon such named executive officer's termination subsequent within 24 months following certain change in control transactions for reasons other than for cause or by resignation by the officer with good reason (i.e., a "double-trigger" acceleration benefit). Each of our named executive officers holds stock options under, and subject to the terms of, the 2014 Plan. Upon certain change in control transactions described in the 2014 Plan, the 2014 Plan provides that the Board may take a number of actions, in its discretion, with respect to outstanding stock options, including providing for the continuation, assumption or substitution of such awards, accelerating the awards, cancelling the awards in exchange for cash or no cash consideration. Upon the executive officer's termination from service, option awards under both the 2007 Plan and the 2014 Plan will generally be cancelled immediately or within a period of three to eighteen months following such termination, depending on the nature of such termination (whether it is for cause, without cause, by reason of death or disability).

As also described in the section above entitled "Compensation Discussion and Analysis—Severance and Change in Control," each of the named executive officers has entered into a Letter Agreement Regarding Equity Awards, or the Letter Agreement, which provides that, if in connection with a "Change in Control" (as defined in the applicable equity plan), an equity award is substituted for a similar award of the successor or acquiror entity and the award holder experiences a "Qualifying Termination" (generally, a termination without Cause or resignation for Good Reason, in each case as such terms are defined in the Letter Agreement) within ninety days prior to or twelve months following such change in control, any unvested portion of any applicable equity award will become fully vested; and, if in connection with a change in control an equity award will terminate and not be assumed or continued by, or substituted for a similar award of, the successor or acquiror entity, then, any unvested portion of any applicable equity award will become fully vested, subject to the consummation of such change in control. To receive the vesting acceleration benefits under the Letter Agreement, each executive officer must sign a separation agreement containing, among other things, a general release of claims in favor of the Company. The Letter Agreement amended the terms of all previously granted and outstanding equity awards under our

2007 Plan and 2014 Plan, and unless otherwise provided by us at the time of grant, will apply to all future equity awards.

The following table sets forth estimated compensation that would have been payable to each of our named executive officers as severance or upon a change in control of the Company under three possible alternative scenarios, assuming the termination triggering severance payments or a change in control took place on December 31, 2016.

Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Health and Other Benefits ($)(3)	Total ($)
Scott Tarriff
Termination without cause or resignation for good reason other than in the context of a change in control	725,000	—	—	725,000

Change in control only(4)	—	4,422,595	—	4,422,595

Change in control with termination without cause or resignation for good reason(5)	725,000	4,422,595	—	5,147,595
David E. Riggs
Termination without cause or resignation for good reason other than in the context of a change in control	478,500	—	21,829	500,329
Change in control only(4)	—	2,750,790	—	2,750,790
Change in control with termination without cause or resignation for good reason(5)	478,500	2,750,790	21,829	3,251,119
Adrian J. Hepner, M.D., Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	440,000	—	27,601	467,601

Change in control only(4)	—	971,719	—	971,719

Change in control with termination without cause or resignation for good reason(5)	440,000	971,719	37,601	1,439,320
Steven L. Krill, Ph.D.
Termination without cause or resignation for good reason other than in the context of a change in control	440,000	—	21,331	461,331

Change in control only(4)	—	2,979,979	—	2,979,979

Change in control with termination without cause or resignation for good reason(5)	440,000	2,979,979	21,331	3,441,310

(1)
Amounts shown reflect cash payments based on salary only for Mr. Tarriff. All other named officers were participants in our Severance Plan as of December 31, 2016 and accordingly, the amounts shown reflect cash payments based on salary and bonus, as described in the section titled "Severance and Change in Control Benefits" All cash payments are made over time for the respective severance period for each executive officer. As a condition to receipt of cash payment under the Severance Plan, each of Drs. Krill and Hepner and Mr. Riggs would have to sign a waiver and release of claims in favor of us.

(2)
Amounts shown represent the value of unvested stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $79.34, which was the closing price of our common stock on Friday, December 30, 2016.

(3)
Amounts shown represent the estimated cost of providing COBRA continuation coverage as well as $15,000 in transition assistance, as described in the section titled "Severance and Change in Control Benefits." As a condition to receipt of health and other benefits under the Severance Plan, each of Drs. Krill and Hepner and Mr. Riggs would have to sign a waiver and release of claims in favor of us.

(4)
Vesting acceleration benefits are payable in this scenario pursuant to the terms of each named executive officer's Letter Agreement, if, upon a Change in Control, an equity award shall terminate and will not be assumed or continued by the successor or acquiror entity or substituted for a similar award of the successor or acquiror entity. Vesting acceleration is contingent upon the named executive officer's execution of a separation agreement containing, among other things, confidentitaliy and non-disparagement obligations, and a waiver and release of claims in favor of us.

(5)
Cash and health and other benefits, as applicable, are payable in this scenario under the Severance Plan or, in the case of Mr. Tarriff, his employment agreement. Vesting acceleration benefits are payable in this scenario pursuant to the terms of each named executive officer's Letter Agreement, where upon a Change in Control (x) the named executive officer's equity award is assumed or continued by the successor or acquiror entity or such equity award is substituted for a similar award of the successor or acquior entity, and (y) the named executive officer experiences a Qualifying Termination within 90 days prior to, or 12 months following, such Change in Control. Vesting acceleration is effective as of the date that is 60 days following the date of such Qualifying Termination and contingent upon the named executive officer's execution of a separation agreement containing, among other things, confidentitaliy and non-disparagement obligations, and a waiver and release of claims in favor of us.

Option Repricings

We did not engage in any repricings or other modifications or cancellations with respect to the outstanding equity awards held by or granted to our named executive officers during the fiscal year ended December 31, 2016.

Limitations on Liability and Indemnification Agreements

As permitted by Delaware law, provisions in our amended and restated certificate of incorporation and amended and restated bylaws limit or eliminate the personal liability of directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, a director exercise an informed business judgment based on all material information reasonably available to him or her. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  any act related to unlawful stock repurchases, redemptions or other distributions or payments of dividends; or

  •
  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not limit or eliminate our rights or any stockholder's rights to seek nonmonetary relief, such as injunctive relief or rescission. These provisions will not alter a director's liability under other laws, such as the federal securities laws or other state or federal laws. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Delaware law, our amended and restated bylaws provide that:

  •
  we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law;

  •
  we must advance expenses to our directors and officers, and may advance expenses to our employees and other agents, in connection with a legal proceeding to the fullest extent permitted by law; and

  •
  the rights provided in our amended and restated bylaws are not exclusive.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director or officer, then the liability of our directors or officers will be so eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification. We have obtained such insurance.

In addition to the indemnification that is provided for in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers for some expenses, including attorneys' fees, expenses, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

This description of the indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is qualified in its entirety by reference to these documents.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought and we are not aware of any threatened litigation that may result in claims for indemnification.

DIRECTOR COMPENSATION

Historically, we have not paid cash or equity compensation to directors who are also our employees for service on our Board. Prior to our 2014 initial public offering, we provided equity compensation generally in the form of stock option grants under the 2007 Plan to our non-employee members of our Board. Following our initial public offering, we have provided equity compensation in the form of stock option grants under our 2014 Plan to our non-employee members of the Board. We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board and committees of our Board. We do not maintain any agreements with our directors governing their services or compensation for their services on our Board or otherwise.

During 2016, each of our non-employee directors earned cash compensation for their services on our Board pursuant to our director compensation policy in effect during 2016, as descrbed below in "Non-Employee Director Compensation Policy". On January 4, 2016, we granted an option to purchase

15,000 shares of our common stock to each of Messrs. Flaum, Graves, Ratoff, Pernock, Moorin and Dr. Schreiber, each of which has an exercise price per share of $86.15 and by its terms vested with respect to 100% of the underlying shares on January 4, 2017, subject to the director's continued service with us through such date. The vesting of such options granted to Mr. Moorin and Dr. Schreiber was accelerated and vested in full, effective as of June 29, 2016, pursuant to a resignation agreement entered into with us in connection with their resignations from the Board, which were also effective as of June 29, 2016.

On July 5, 2016, in connection with their appointments to the Board, we granted an option to purchase 10,000 shares of our common stock to each of Mr. Braunstein and Mr. Glenning, each of which has an exercise price per share of $41.01 and vests annually over three years, subject to Mr. Braunstein's and Mr. Glenning's continued service with us through each applicable vesting date.

On August 2, 2016, in connection with his appointment as chairman of the Board, we granted an option to purchase 15,000 shares of our common stock to Mr. Graves, which has an exercise price per share of $46.66 and vests annually over three years, subject to Mr. Graves' continued service with us through each applicable vesting date.

The aggregate size of the 2016 annual equity incentive grants for directors represented an increase from our historical practice, which the Board deemed appropriate in recognition of our strong stock price performance, as well as each director's increased involvement in the development of our corporate strategies and objectives.

The following table sets forth in summary form information regarding the compensation earned for service on our Board during the year ended December 31, 2016 by our directors who were not also our employees:

Name(1)	Year	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Sander Flaum	2016	61,250	441,369	502,619
Jay Moorin(3)	2016	40,000	441,369	481,369
Michael Graves	2016	77,500	665,816	743,316
Steven Ratoff	2016	62,500	441,369	503,869
Alain Schreiber, M.D.(4)	2016	22,500	441,369	463,869
David Pernock(5)	2016	47,500	441,369	488,869
Douglas Braunstein(6)	2016	25,000	130,475	155,475
Robert Glenning(6)	2016	28,750	130,475	159,225

(1)
Mr. Tarriff was an employee director during 2016, and his compensation is fully reflected in the "Summary Compensation Table" above. Mr. Tarriff did not receive any additional compensation in 2016 for services provided as a member of our Board.

(2)
Amounts listed in this column represent the aggregate grant date fair value of option awards granted during 2016, computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in our Annual Report on Form 10-K in Note 9 to our financial statements, filed with the SEC on March 15, 2017. These amounts do not reflect the actual economic value that will be realized by our non-employee directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. Messrs. Braunstein and Glenning, who joined our Board in July 2016, each received an option to purchase 10,000 shares of our common stock on July 5, 2016 with a grant date fair value of $13.05 per share and total grant date fair value of $130,475. Mr. Graves received an option to purchase 15,000 shares of our common stock on August 2, 2016 with a grant date fair value of $14.96 per share and total grant date fair value of

  $224,447, upon his appointment as chairman of the Board. Each of the other non-employee directors received an option to purchase 15,000 shares on January 4, 2016 with a grant date fair value of $29.42 per share and total grant date fair value of $441,369. For each of Mr. Moorin and Dr. Schreiber, the amounts in this column also include the incremental fair value ($0) of the modification to their stock options that occurred in 2016 in connection with of their resignations from the Board, measured as of the modification date, in accordance with ASC 718.

(3)
Mr. Moorin resigned from the Board, effective as of June 29, 2016. In connection with such resignation, the vesting of all of Mr. Moorin's outstanding options was accelerated in full, and Mr. Moorin was given one year from his June 29, 2016 resignation date to exercise any of his outstanding options.

(4)
Dr. Schreiber resigned from the Board, effective as of June 29, 2016. In connection with such resignation, the vesting of all of Dr. Schreiber's outstanding options was accelerated in full, and Dr. Schreiber was given one year from his June 29, 2016 resignation date to exercise any of his outstanding options.

(5)
Mr. Pernock resigned from the Board, effective as of January 2, 2017, upon his appointment as the Company's President and Chief Commercial Officer. The Board appointed Richard A. Edlin to fill Mr. Pernock's seat on our Board, effective March 17, 2017.

(6)
Mr. Braunstein and Mr. Glenning joined the Board on July 5, 2016.

The aggregate number of shares subject to outstanding stock option awards held by each non-employee director as of December 31, 2016 was as follows: Mr. Flaum, 48,720 shares; Mr. Moorin, 48,720 shares; Mr. Graves, 59,040 shares; Mr. Ratoff, 48,720 shares; Dr. Schreiber, 35,460 shares; Mr. Pernock, 35,000 shares; Mr. Braunstein, 10,000 shares; and Mr. Glenning, 10,000 shares.

Non-Employee Director Compensation Policy

For the fiscal year ended December 31, 2016, our non-employee director compensation policy provided that each such non-employee director would receive the following compensation for service on our Board:

  •
  an annual cash retainer of $40,000, paid quarterly for service (other than as chairman) on the Board;

  •
  an additional annual cash retainer of $15,000, paid quarterly, for service as chairman of the Board;

  •
  an additional annual cash retainer of $20,000, paid quarterly, for service as chairman of the audit committee;

  •
  an additional annual cash retainer of $15,000, paid quarterly, for service as chairman of the compensation committee;

  •
  an additional annual cash retainer of $10,000, paid quarterly, for service as chairman of the nominating and corporate governance committee;

  •
  an additional annual cash retainer of $10,000, paid quarterly, for service as chairman of the executive committee;

  •
  an additional annual cash retainer of $12,500, paid quarterly, for service (other than as chairman) on the audit committee;

  •
  an additional annual cash retainer of $10,000, paid quarterly, for service (other than as chairman) on the compensation committee;

  •
  an additional annual cash retainer of $5,000, paid quarterly, for service (other than as chairman) on the nominating and corporate governance committee;

  •
  an annual option grant to purchase 4,680 shares of our common stock vesting monthly over one year following the grant date; and

  •
  upon first joining our Board, an automatic initial grant of an option to purchase 9,360 shares of our common stock vesting monthly over three years following the grant date.

From time to time, our Board, in its subjective determination, has approved option grants to directors that vary somewhat from the terms of the above policy, including in the fiscal year ended December 31, 2016. The options granted in 2016 to each of our non-employee directors described above in "Director Compensation" were awarded in lieu of (and in the case of Mr. Graves' option grant as a result of his appointment as chairman of the Board, in addition to) the annual option grant and initial grant of options under our non-employee director compensation policy.

In January 2017, our Board, following the recommendation of the compensation committee after consultantion with Compensia and review of market data, amended the following portions of our non-employee director compensation policy to better align with our peer companies. With respect to equity compensation, the Board (i) decreased the annual equity grant from the level provided in 2016 to existing non-employee directors to an option to purchase 10,000 shares (representing an increase from the prior policy, which contemplated an option to purchase 4,680 shares) and (ii) increased the initial equity grant from the level provided in 2016 to new non-employee directors to an option to purchase 14,850 shares (representing an increase from the prior policy, which contemplated an option to purchase 9,360 shares). In addition, the Board (i) increased the annual cash retainer for service on the Board to $55,000; (ii) increased the additional annual cash retainers for service as chairman of the audit, compensation, and/or nominating and corporate governance committees, to $25,000, $20,000, and $12,500, respectively; (iii) increased the additional annual cash retainer for service (other than as chairman) on the nominating and corporate governance committee to $6,250; and (iv) increased the additional annual cash retainer for service as chairman of the Board to $40,000.

The Board will continue to re-evaluate the policy from time to time in connection with the compensation committee's and our compensation consultant's recommendations, and our review of market data, in order to appropriately incentivize our non-employee directors.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders

2007 Incentive Compensation Plan	1,373,193	$21.42	—	(1)

2014 Equity Incentive Plan	951,725	$77.97	1,428,791	(2)

2014 Employee Stock Purchase Plan	—	—	631,521	(3)

Equity compensation plans not approved by security holders	—	—	—

Total	2,324,918	$44.53	2,060,312

(1)
No further grants were made under the 2007 Incentive Compensation Plan after February 11, 2014.

(2)
The number of shares of common stock reserved for issuance under the 2014 Equity Incentive Plan will automatically increase on January 1 of each year, commencing on January 1, 2016 and ending on (and including) January 1, 2024, by 6% of the total number of shares of our capital stock outstanding on December 31st of the preceding fiscal year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Equity Incentive Plan, an additional 919,227 shares were added to the number of available shares effective January 1, 2017.

(3)
The number of shares of common stock reserved for issuance under the 2014 Employee Stock Purchase Plan will automatically increase on October 1st of each year, commencing on October 1, 2014 and ending on (and including) October 1, 2024, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on September 30th of the preceding fiscal year, (ii) 180,726 shares of our common stock or (iii) a lesser number of shares determined by our Board. Pursuant to the terms of the 2014 Employee Stock Purchase Plan, an additional 154,357 shares were added to the number of available shares effective October 1, 2016.

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a "related-person transaction" is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is defined as any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since the beginning of our last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements.

Employment Arrangements

We have entered into employment arrangements with our named executive officers as more fully described above in "Agreements with our Named Executive Officers." As disclosed in a December 19, 2016 Current

Report on Form 8-K filed with the SEC, we entered into an offer letter with David Pernock in connection with his appointment as the President and Chief Commercial Officer of Eagle.

STOCK OPTIONS GRANTED TO EXECUTIVE OFFICERS AND DIRECTORS

We have granted stock options to our executive officers and directors, as more fully described in the "Outstanding Equity Awards at Fiscal Year-End" and "Director Compensation" sections above.

Indemnification Agreements

As more fully described above in "Limitations on Liability and Indemnification Agreements," we have entered into, and intend to continue to enter into, indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws and our amended and restated certificate of incorporation. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors' and officers' liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Intenternet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Eagle stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to John W. LaRocca, Esq., Executive Vice President and General Counsel, Eagle Pharmaceuticals, Inc., 50 Tice Blvd., Suite 315, Woodcliff Lake, NJ 07677 call us at (201) 326-5300. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Scott Tarriff Chief Executive Officer and Director

April 28, 2017

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, is available without charge upon written request to: Corporate Secretary, Eagle Pharmaceuticals, Inc., 50 Tice Boulevard, Suite 315, Woodcliff Lake, NJ 07677.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. EAGLE PHARMACEUTICALS, INC. 50 TICE BOULEVARD, SUITE 315 WOODCLIFF LAKE, NJ 07677 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E29066-P92989 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EAGLE PHARMACEUTICALS, INC. The Board of Directors recommends that you vote FOR each of the director nominees listed in Proposal 1: 1. Election of Directors: To hold office until the 2020 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or if sooner, until the director's death, resignation or removal. Nominees: 1a. Steven Ratoff For Withhold ! ! ! ! 1b. Douglas L. Braunstein The Board of Directors recommends you vote FOR Proposals 2 and 3. For Against Abstain ! ! ! ! ! ! 2. To ratify the selection by the audit committee of the Board of Directors of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017; and To approve, on an advisory basis, the compensation of the Company's named executive officers. 3. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Stockholder Letter are available at www.proxyvote.com. E29067-P92989 EAGLE PHARMACEUTICALS, INC. Annual Meeting of Stockholders June 20, 2017 10:00 AM, EDT This proxy is solicited on behalf of the Board of Directors. The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders of Eagle Pharmaceuticals, Inc. and hereby appoint(s) Scott Tarriff and David E. Riggs, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EAGLE PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 20, 2017, at Cooley LLP, The Grace Building,1114 Avenue of the Americas, New York, NY 10036-7798 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1 Address Changes/Comments: